                                                                  EXECUTION COPY





                                  PRIMECO INC.



                     -------------------------------------

                     AMENDED AND RESTATED CREDIT AGREEMENT

                          dated as of October 29, 1996

                     -------------------------------------


                                  $298,500,000
                                Credit Facility


                     -------------------------------------



                            THE CHASE MANHATTAN BANK
                            as Administrative Agent,

                      THE CIT GROUP/BUSINESS CREDIT, INC.,
                              as Collateral Agent,

                                      and

                             CHASE SECURITIES INC.
                                      and
                           BT SECURITIES CORPORATION,
                                  as Arrangers



================================================================================

                               TABLE OF CONTENTS


                                                                                                                     Page
SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
   1.1   Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
   1.2   Other Definitional Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

SECTION 2.  TERM LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
   2.1   Term Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
   2.2   Repayment of Term Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
   2.3   Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
   2.4   Procedure for Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

SECTION 3.   AMOUNT AND TERMS OF REVOLVING
             CREDIT COMMITMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
   3.1   Revolving Credit Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
   3.2   Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
   3.3   Proceeds of Revolving Credit Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
   3.4   Swing Line Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
   3.5   Issuance of Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   3.6   Participating Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   3.7   Procedure for Opening Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
   3.8   Payments in Respect of Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
   3.9   Letter of Credit Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   3.10  Letter of Credit Reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   3.11  Further Assurances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
   3.12  Obligations Absolute   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
   3.13  Assignments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   3.14  Participations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

SECTION 4.  GENERAL PROVISIONS APPLICABLE TO LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   4.1   Procedure for Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   4.2   Conversion and Continuation Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
   4.3   Changes of Commitment Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
   4.4   Optional and Mandatory Prepayments; Repayments of Term Loans . . . . . . . . . . . . . . . . . . . . . . . .  36
   4.5   Interest Rates and Payment Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
   4.6   Computation of Interest and Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
   4.7   Certain Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
   4.8   Inability to Determine Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
   4.9   Pro Rata Treatment and Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
   4.10  Illegality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
   4.11  Requirements of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
   4.12  Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
   4.13  Repayment of Loans; Evidence of Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
   4.14  Interest Rate Protection   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

                                                                                                                     Page
                                                                                                                     ----
   4.15  Replacement of Lenders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

SECTION 5.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
   5.1   Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
   5.2   No Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
   5.3   Corporate Existence; Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
   5.4   Corporate Power; Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
   5.5   Enforceable Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
   5.6   No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
   5.7   No Material Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
   5.8   Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
   5.9   Federal Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
   5.10  No Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
   5.11  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
   5.12  Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
   5.13  Ownership of Property; Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
   5.14  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
   5.15  Collateral Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
   5.16  Copyrights, Permits, Trademarks and Licenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
   5.17  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
   5.18  Accuracy and Completeness of Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

SECTION 6.  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
   6.1   Conditions to Initial Loans and Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
   6.2   Conditions to All Loans and Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

SECTION 7.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
   7.1   Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
   7.2   Certificates; Other Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
   7.3   Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
   7.4   Conduct of Business and Maintenance of Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
   7.5   Maintenance of Property; Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
   7.6   Inspection of Property; Books and Records; Discussions . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
   7.7   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
   7.8   Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
   7.9   After Acquired Real Property; Filing of Mortgages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
   7.10  Notices of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

SECTION 8.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
   8.1   Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
   8.2   Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
   8.3   Limitation on Contingent Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
   8.4   Prohibition of Fundamental Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
   8.5   Prohibition on Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
   8.6   Limitation on Investments, Loans and Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
   8.7   Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
   8.8   Consolidated EBITDA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70


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
                                                                                                                     Page
                                                                                                                     ----
   8.9   Debt Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
   8.10  Interest Coverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
   8.11  Limitation on Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
   8.12  Transactions with Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
   8.13  Prepayments and Amendments of Subordinated Debt and Equity   . . . . . . . . . . . . . . . . . . . . . . . .  74
   8.14  Limitation on Changes in Fiscal Year   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
   8.15  Limitation on Lines of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

SECTION 9.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

SECTION 10.  THE ADMINISTRATIVE AGENT; THE COLLATERAL
             AGENT; THE ISSUING LENDER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
   10.1  Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
   10.2  Delegation of Duties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
   10.3  Exculpatory Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
   10.4  Reliance by Administrative Agent and the Collateral Agent  . . . . . . . . . . . . . . . . . . . . . . . . .  78
   10.5  Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
   10.6  Non-Reliance on Administrative Agent, the Collateral Agent and Other Lenders   . . . . . . . . . . . . . . .  79
   10.7  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
   10.8  The Administrative Agent and the Collateral Agent in their Individual Capacities   . . . . . . . . . . . . .  80
   10.9  Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
   10.10 Issuing Lender as Issuer of Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

SECTION 11.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
   11.1  Amendments and Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
   11.2  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
   11.3  No Waiver; Cumulative Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
   11.4  Survival of Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
   11.5  Payment of Expenses and Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
   11.6  Successors and Assigns; Participations and Assignments   . . . . . . . . . . . . . . . . . . . . . . . . . .  85
   11.7  Adjustments; Set-off   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
   11.8  Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
   11.9  Governing Law; No Third Party Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
   11.10 Submission to Jurisdiction; Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
   11.11 Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
   11.12 Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
   11.13 Special Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
   11.14 Permitted Payments and Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91

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
   SCHEDULES
Schedule I-A                      List of Addresses for Notices; Lending Offices; Continuing Commitment Amounts
Schedule I-B                      Refinanced Commitment Amounts
Schedule 3.5(a)                   Existing Letters of Credit
Schedule 5.13                     Fee and Leased Properties
Schedule 5.15(b)                  UCC Filing Offices
Schedule 5.16                     Trademarks and Copyrights
Schedule 8.1(a)                   Indebtedness to Remain Outstanding
Schedule 8.2                      Existing Liens
Schedule 8.3(d)                   Existing Contingent Obligations

EXHIBITS

EXHIBIT A                         Form of Revolving Credit Note
EXHIBIT B                         Form of Term Loan Note
EXHIBIT C                         Form of Swing Line Note
EXHIBIT D                         Form of Assignment and Acceptance
EXHIBIT E                         Form of Company Security Agreement
EXHIBIT F                         Form of Holdings Guarantee
EXHIBIT G                         Form of Holdings Pledge Agreement
EXHIBIT H                         Form of L/C Participation Certificate
EXHIBIT I                         Form of Mortgage
EXHIBIT J                         Form of Swing Line Loan Participation Certificate
EXHIBIT K-1                       Form of Opinion of Gibson, Dunn & Crutcher in Existing Credit Agreement
EXHIBIT K-2                       Form of Opinion of Gibson, Dunn & Crutcher
EXHIBIT L                         Form of Subsection 4.11(d)(2) Certificate
EXHIBIT M-1                       Form of Company Closing Certificate
EXHIBIT M-2                       Form of Holdings Closing Certificate
EXHIBIT N                         Form of Borrowing Base Certificate
EXHIBIT O                         Form of Warehouseman Notice

        AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 29, 1996, among PRIMECO INC., a Texas corporation (the "Company"), the several lenders from time to time parties hereto (the "Lenders"), THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, as collateral agent for the Lenders (the "Collateral Agent").


                            W I T N E S S E T H  :


        WHEREAS, the Company, the lenders parties thereto on the date hereof (the "Existing Lenders") and the Administrative Agent are parties to the Credit Agreement, dated as of December 1, 1994 (as amended, supplemented or otherwise modified to the date hereof, the "Existing Credit Agreement"); and

        WHEREAS, the Company has requested the Lenders parties hereto on the date hereof and the Administrative Agent to amend and restate the Existing Credit Agreement as of the Effective Date (as herein defined) to provide for, inter alia, (i) the reallocation of the Commitments (as herein defined), (ii) extending the tenor of the term loans to December 31, 2002, (iii) rescheduling the amortization of the term loans, (iv) extending to that date which is five years from the Effective Date (as herein defined) the revolving credit commitments under the Existing Credit Agreement and (v) reducing the pricing; and

        WHEREAS, the Lenders and the Administrative Agent are so willing to amend and restate the Existing Credit Agreement as of the Effective Date, but only on, and subject to, the terms and conditions hereof;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company, the Lenders, the Administrative Agent and the Collateral Agent hereby amend and restate the Existing Credit Agreement, effective as of the Effective Date but not before, as follows:


                           SECTION 1.  DEFINITIONS

        1.1 Defined Terms. As used in this Agreement, the terms defined in the caption or in the "Whereas" clauses hereto shall have the meanings set forth therein, and the following terms have the following meanings:

        "Account":  as defined in the definition of Eligible Accounts
    Receivable.

        "Adjustment Date": (a) the second Business Day following receipt by the Administrative Agent of both (i) the financial statements required to be delivered pursuant to subsections 7.1(a) or 7.1(b) for the most recently completed fiscal period and (ii) the compliance certificate required pursuant to subsection
    7.2(b) with respect to such financial statements or (b) if such compliance certificate and financial statements have not been delivered in a timely manner, the latest date upon which the compliance certificate required to be delivered pursuant to subsection 7.2(b) for the most recently completed fiscal period was due; provided, however, that in the event that the Adjustment Date is determined in accordance with the provisions of clause
    (b) of this definition, then the date which is two Business Days following the date of receipt of the financial statements and compliance certificate referenced in clause (a) of this definition also shall be deemed to constitute an "Adjustment Date".

        "Affiliate": of any Person (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or
    (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect (i) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person, whether by ownership of securities, contract, proxy or otherwise, or (ii) to direct or cause the direction of the management and policies of such Person, whether by ownership of securities, contract, proxy or otherwise.

        "Agreement": this Credit Agreement, as amended, supplemented or modified from time to time.


        "Alternate Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and
    (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (together with any successor, the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New

    York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

        "Alternate Base Rate Lending Office": as to each Lender, the office of such Lender located within the United States which shall be making or maintaining Alternate Base Rate Loans.

        "Alternate Base Rate Loans": Loans at such time as they are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

        "Applicable Margin": for Term Loans, Revolving Credit Loans and Swing Line Loans of the Type set forth below, if the applicable Debt Coverage Ratio is:

                        (i) greater than 3.75, the rate per annum set for under the relevant column heading below:

                                                   ABR Loans   Eurodollar Loans
                                                   ---------   ----------------
                 Term Loans:                          1.50%           2.75%
                 Revolving Credit Loans:              1.00%           2.25%
                 Swing Line Loans:                    1.00%            N/A

                        (ii) less than or equal to 3.75 but greater than 3.25, the rate per annum set forth under the relevant column heading below:

                                                   ABR Loans   Eurodollar Loans
                                                   ---------   ----------------
                 Term Loans:                          1.25%            2.50%
                 Revolving Credit Loans:               .75%            2.00%
                 Swing Line Loans:                     .75%             N/A

                        (iii) less than or equal to 3.25 but greater than 2.75, the rate per annum set forth under the relevant column heading below:

                                                   ABR Loans    Eurodollar Loans
                                                   ---------    ----------------
                 Term Loans:                          1.00%             2.25%
                 Revolving Credit Loans:              0.50%             1.75%
                 Swing Line Loans:                    0.50%              N/A

                        (iv) less than or equal to 2.75 but greater than 2.25, the rate per annum set forth under the relevant column heading below:

                                                   ABR Loans    Eurodollar Loans
                                                   ---------    ----------------
                 Term Loans:                          0.75%             2.00%
                 Revolving Credit Loans:              0.25%             1.50%
                 Swing Line Loans:                    0.25%              N/A


                        (v) less than or equal to 2.25 but greater than 1.75, the rate per annum set forth under the relevant column heading below:

                                                   ABR Loans    Eurodollar Loans
                                                   ---------    ----------------
                 Term Loans:                          0.50%             1.75%
                 Revolving Credit Loans:              0.00%             1.25%
                 Swing Line Loans:                    0.00%              N/A


                        (vi) less than or equal to 1.75, the rate per annum set forth under the relevant column heading below:

                                                   ABR Loans    Eurodollar Loans
                                                   ---------    ----------------
                 Term Loans:                          0.50%             1.75%
                 Revolving Credit Loans:              0.00%             1.00%
                 Swing Line Loans:                    0.00%              N/A

         The Applicable Margin for the period commencing with each Adjustment Date and ending on the next succeeding Adjustment Date, shall be determined by reference to the Debt Coverage Ratio of the Company set forth on the certificate most recently required to be delivered to the Lenders pursuant to subsection 7.2(b); provided, that, (a) until the first Adjustment Date, the Applicable Margin shall be as set forth in clause (v) of this definition and (b) if for any reason the certificate required by subsection 7.2(b) is not timely delivered to the Lenders, the Debt Coverage Ratio shall be (i) during the period from the date upon which such certificate was required to be delivered until the date upon which it actually is delivered, the Applicable Margin in effect immediately prior to the date such financial statements were due, and (ii) if such certificate, when actually delivered, would have required an increase in the Applicable Margin over the Applicable Margin in effect immediately prior to the date such certificate was due, the Company shall, within ten days following the delivery of such certificate pay to the Lenders and the Administrative Agent any additional amounts of interest or fees which would have been payable on any previous Interest Payment Date had such higher Applicable Margin been in effect from the date such certificate was required to be delivered; and provided, further, that any change in the Applicable Margin as a result of a change in the Debt Coverage Ratio shall apply to all Loans for each day during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change in Applicable Margin.

                 "Asset Sale": any sale, sale-leaseback, or other disposition by the Company or any Subsidiary thereof of any of its property or assets, including the stock of any Subsidiary of the Company, other than (a) the redemption of Class D Preferred Shares of 2633-460 Quebec Inc., a corporation organized under the laws of Quebec, held by the Company for an aggregate redemption price of Canadian $1,000,000 and
         (b) sales and dispositions permitted by subsections 8.5(a), (b), (c),
         (e), (f) and (g).

                 "Assignee":  as defined in subsection 11.6(c).

                 "Assignment and Acceptance": an assignment and acceptance substantially in the form of Exhibit D.

                 "Available Revolving Credit Commitment": as to any Lender, at a particular time, an amount equal to (a) the amount of such Lender's Revolving Credit Commitment at such time, less (b) the sum of (i) the aggregate unpaid principal amount at such time of all Revolving Credit Loans made by such Lender pursuant to subsection 3.1, (ii) such Lender's Revolving Credit Commitment Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans, provided that for purposes of calculating the Revolving Credit Commitments pursuant to subsection 3.2 the amount referred to in this clause (ii) shall be zero, (iii) such Lender's L/C Participating Interest in the aggregate amount available to be drawn at such time under all outstanding Letters of Credit issued by the Issuing Lender and (iv) such Lender's Revolving Credit Commitment Percentage of the aggregate outstanding amount of L/C Obligations; collectively, as to all the Lenders, the "Available Revolving Credit Commitments".

                 "Bankruptcy Code": Title I of the Bankruptcy Reform Act of 1978, as amended and codified at Title 11 of the United States Code.

                 "Board":  as defined in the definition of "Alternate Base
         Rate".

                 "Borrowing Base": as of any date to which a Borrowing Base Certificate relates, the sum of (a) 80% of Type I Eligible Rental Fleet Equipment, (b) 70% of Type II Eligible Rental Fleet Equipment,
         (c) 60% of Type III Eligible Rental Fleet Equipment, (d) 50% of Type IV Eligible Rental Fleet Equipment, (e) 65% of

         Eligible Inventory, (f) 80% of Eligible Accounts Receivable, (g) 80% of Eligible New Equipment for Sale and (h) 50% of Eligible Fixed Assets.

                 "Borrowing Base Certificate":  as defined in subsection
         7.2(g).

                 "Borrowing Base Deficiency":  a condition wherein the sum of
         (a) the aggregate principal amount of all Revolving Credit Loans and Swing Line Loans outstanding at such time, (b) the aggregate unexpired and undrawn face amount of all Letters of Credit outstanding at such time, (c) the aggregate amount of L/C Obligations outstanding at such time and (d) at any time after June 30, 2000, the aggregate principal amount of all Term Loans outstanding exceeds the Borrowing Base as set forth on the most recent Borrowing Base Certificate delivered by the Company.

                 "Borrowing Date": any Business Day specified in a notice pursuant to (a) subsection 3.4 or 4.1 as a date on which the Company requests the Swing Line Lender or the Lenders to make Loans hereunder or (b) subsection 3.5 as a date on which the Company requests the Issuing Lender to issue a Letter of Credit hereunder.

                 "BTCo": Bankers Trust Company, a New York banking corporation, and its successors.

                 "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                 "Capital Expenditures": for any period, all amounts which would, in accordance with GAAP, be set forth as capital expenditures (exclusive of any amount attributable to capitalized interest) on the consolidated statement of cash flows or other similar statement of the Company and its Subsidiaries for such period and shall in any event include expenditures to acquire all or a portion of the Capital Stock or assets of any Person but shall exclude any expenditures made with the proceeds of condemnation or eminent domain proceedings affecting real property or with insurance proceeds; provided that any Capital Expenditures financed with the proceeds of any Indebtedness permitted hereunder (other than Indebtedness incurred hereunder) shall be deemed to be a Capital Expenditure only in the period in which, and by the amount which, any principal of such Indebtedness is repaid.

                 "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                 "Cash Equivalents": (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (b) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Lender or with any domestic commercial bank having capital and surplus in excess of $300,000,000, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b) above, and (d) commercial paper issued by any Lender or the parent corporation of any Lender, and commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Ratings Group or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within six months after the date of acquisition.

                 "C/D Assessment Rate": for any day the net annual assessment rate (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Administrative Agent to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in Dollars at offices of the Administrative Agent in the United States.

                 "C/D Reserve Percentage": for any day as applied to any Base CD Rate, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                 "Change in Law": with respect to any Lender, the adoption of any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof by any Governmental Authority having jurisdiction over such Lender, in each case after the Effective Date.

                 "Change of Control": shall be considered to have occurred if any Person (other than INVESTCORP S.A., any of its Affiliates or Subsidiaries, any Person that is a member of the senior management of the Company or Holdings, any entity the majority of the equity ownership interests of which is owned by such senior management of the Company or Holdings or any Person acting in the capacity of an underwriter), whether singly or in concert with one or more Persons, shall, directly or indirectly, have acquired, or acquire the power to vote or direct the voting of, 25% or more, on a fully diluted basis, of the outstanding common stock of the Company or of the common stock of Holdings.

                 "Chase": The Chase Manhattan Bank, a New York banking corporation, and its successors.

                 "Closing Date": the date on which the Lenders made their initial Loans or the Issuing Lender issued the initial Letter of Credit under the Existing Credit Agreement.

                 "Code": the Internal Revenue Code of 1986, as amended from time to time.

                 "Commercial L/C": a commercial documentary Letter of Credit under which the Issuing Lender agrees to make payments in Dollars for the account of the Company, on behalf of the Company or a Subsidiary thereof, in respect of obligations of the Company or such Subsidiary in connection with the purchase of goods or services in the ordinary course of business.

                 "Commitment": as to any Lender at any time, such Lender's Swing Line Commitment, Term Loan Commitment and Revolving Credit Commitment; collectively, as to all the Lenders, the "Commitments".

                 "Commitment Percentage": as to any Lender at any time, its Term Loan Commitment Percentage or its Revolving Credit Commitment Percentage, as the context may require.

                 "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 414(b) or (c) of the Code.

                 "Company Security Agreement": the Company Security Agreement, substantially in the form of Exhibit E, to be made by the Company in favor of the Collateral Agent for the ratable benefit of the Lenders, as the same may be amended, modified or supplemented from time to time.

                 "Consolidated Current Assets": at a particular date, all amounts which would, in conformity with GAAP, be included under current assets on a consolidated balance sheet of the Company and its Subsidiaries as at such date.

                 "Consolidated Current Liabilities": at a particular date, all amounts which would, in conformity with GAAP, be included under current liabilities on a consolidated balance sheet of the Company and its Subsidiaries as at such date, excluding the current portion of long-term debt and the entire outstanding principal amount of the Revolving Credit Loans.

                 "Consolidated EBITDA": for any period, the consolidated net income of the Company and its Subsidiaries for such period, plus, without duplication and to the extent reflected as a charge in the statement of such consolidated net income for such period, the sum of
         (a) taxes measured by income, (b) interest expense, amortization or writeoff of debt discount, debt issuance, warrant and other equity issuance costs and commissions, discounts, redemption premium and other fees and charges associated with the Loans, Standby L/Cs, the Subordinated Debt or with the acquisition or repayment of any debt securities of the Company permitted hereunder, and net costs associated with Interest Rate Agreements to which the Company is a party in respect of the Loans, (c) costs of surety bonds, (d) depreciation and amortization expense, (e) amortization of inventory write-up under APB 16, amortization of intangibles (including, but not limited to, goodwill and costs of interest-rate caps and the cost of non-competition agreements) and organization costs, (f) non-cash amortization of Financing Leases, (g) franchise taxes, (h) management fees paid as contemplated by subsection 11.14(a) and (i) any other write-downs, write-offs, minority interests and other non-cash charges (including all extraordinary non-cash charges) in determining such consolidated net income for such period.

                 "Consolidated Funded Indebtedness": at a particular date, all Indebtedness (other than Indebtedness described in clauses (b), (c),
         (d) or (e) of the definition of "Indebtedness" included in this subsection 1.1) of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP at such date.

                 "Contingent Obligation": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount (based on the maximum reasonably anticipated net liability in respect thereof as determined by the Company in good faith) of the primary obligation or portion thereof in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated net liability in respect thereof (assuming such Person is required to perform thereunder) as determined by the Company in good faith.

                 "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

                 "Credit Documents": the collective reference to this Agreement, the Notes, the Pledge Agreements, the Security Agreements, the Guarantees and the Mortgages.

                 "Credit Parties": the collective reference to Holdings, the Company and each Subsidiary of the Company from time to time party to a Guarantee.

                 "Debt Coverage Ratio": on the last day of any fiscal quarter of the Company, the ratio of (a) Consolidated Funded Indebtedness as of the last day of such fiscal quarter to (b) Consolidated EBITDA for the period of four fiscal quarters ending on such day.

                 "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                 "Dollars" and "$": dollars in lawful currency of the United States of America.

                 "Domestic Subsidiary": any Subsidiary of the Company other than a Foreign Subsidiary.

                 "Effective Date":  as defined in subsection 6.1.

                 "Eligible Accounts Receivable": the amount equal to the gross outstanding balance, less all finance charges, late fees, other fees that are unearned and unpaid and extended warranty charges, of accounts receivable of the Company arising out of sales or rentals of goods, equipment or services made by the Company in the ordinary course of business ("Accounts") (determined by reference to the most recent Borrowing Base Certificate provided to the Collateral Agent pursuant to Section 7.2(g)), less such reserves as the Administrative Agent, the Collateral Agent and the Managing Agents in their sole discretion, shall jointly deem appropriate. Without in any way limiting the discretion of the Administrative Agent, the Collateral Agent and the Managing Agents to deem an Account eligible or ineligible, the Administrative Agent, the Collateral Agent and the Managing Agents do not currently intend to treat an Account as eligible if:

                          (a) any representation or warranty contained in this Agreement or in any other Credit Documents applicable either to Accounts in general or to any such specific Account has been breached with respect to such Account;

                          (b) 50% or more of the outstanding Accounts from the Account debtor that constituted Eligible Accounts Receivable at the time they arose have become, or have been jointly determined by the Administrative Agent, the Collateral Agent and the Managing Agents to be, ineligible;

                          (c) the Account debtor has filed a petition for relief under the Bankruptcy Code (or similar action under any successor law), made a general assignment for the benefit of creditors, had filed against it any petition or other application for relief under the Bankruptcy Code (or similar action under any successor law), failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs;

                          (d) such Account has remained unpaid for a period exceeding 90 days from invoice date or the Company or any of its Subsidiaries has reason to believe such Account to be uncollectible;

                          (e) the sale or rental represented by such Account is to an Account debtor outside the United States (except to the extent payment thereof is supported by a letter of credit in form and substance and issued by a bank, satisfactory to the Administrative Agent, the Collateral Agent and the Managing Agents jointly);

                          (f)     the Account debtor is an Affiliate,
                 Subsidiary, director, officer or employee of the Company or any of its Subsidiaries;

                          (g) the Account debtor is a supplier or creditor of the Company or any of its Subsidiaries;

                          (h) such Account is denominated in other than Dollars or payable outside the United States;

                          (i) the sale represented by such Account is on a bill-and-hold, undelivered sale, guaranteed sale, sale or return, consignment, or sale on approval basis;

                          (j) the Administrative Agent, the Collateral Agent and the Managing Agents jointly determine, in their sole discretion, that the collection of such Account is insecure or that such Account may not be paid;

                          (k) such Account is subject to any material claim or dispute by the Account debtor;

                          (l) such Account does not constitute a valid and binding obligation of the Account debtor to pay the balance thereof in accordance with its terms or is subject to any defense, set-off, recoupment or counterclaim;

                          (m) such Account is not assignable or a first priority security interest in such Account in favor of the Collateral Agent for the benefit of the Lenders has not been obtained or a first priority security interest in favor of the Collateral Agent for the benefit of the Lenders cannot be fully perfected by possession or by filing Uniform Commercial Code financing statements against the Company (as any such first priority security interest may be affected by the existence of Permitted Liens);

                          (n)     such Account is subject to any Lien
                 whatsoever, other than Liens permitted pursuant to subsections 8.2(a) and (f);

                          (o) the Company or such Subsidiary, in order to be entitled to collect such Account, is required to perform any additional service for, or perform or incur any additional obligation to, the Account debtor; or

                          (p) such Account is an account of the United States government or any agency or instrumentality thereof, and the Collateral Agent does not perfect a first priority security interest in such Account.

                 The Administrative Agent, the Collateral Agent and the Managing Agents shall have discretion to classify any account into any of the foregoing categories or such other categories as the Administrative Agent, the Collateral Agent and the Managing Agents, in their sole discretion, jointly deem appropriate in determining the eligibility of such Account.

                 "Eligible Fixed Assets": at any time, (a) the appraised value of the real property owned by the Company as set forth in the appraisal delivered pursuant to subsection 6.1(p)(i) of the Existing Credit Agreement, plus (b) the appraised value of the personal property of the Company and its Subsidiaries other than the Rental Fleet Equipment (such equipment, the "Non-Rental Fleet Equipment") as determined by Manufacturer's Appraisers in connection with the appraisal delivered pursuant to subsection 6.1(p)(ii) of the Existing Credit Agreement plus (c) the aggregate amount of Capital Expenditures made since the Closing Date with respect to real property and Non-Rental Fleet Equipment (net of any proceeds of real property and Non-Rental Fleet Equipment sold by the Company and its Subsidiaries or otherwise disposed of, in any case, subsequent to the Closing Date) minus (d) the aggregate amount of accumulated depreciation with respect to real property and Non- Rental Fleet Equipment owned by the Company and its Subsidiaries since the Closing Date. Without in any way limiting the discretion of the Administrative Agent, the Collateral Agent and the Managing Agent to deem any fixed asset ineligible, the Administrative Agent, the Collateral Agent and the Managing Agents do not currently intend to treat any fixed asset as eligible if a first priority security interest in such fixed asset in favor of the Collateral Agent for the benefit of the Lenders has not been obtained or a first priority security interest in such fixed asset in favor of the Collateral Agent for the benefit of the Lenders cannot be perfected by possession or by filing a Mortgage or Uniform Commercial Code financing statements against the Company or by notation of the Collateral Agent's security interest on a certificate of title in respect of such fixed asset in accordance with the law of the relevant jurisdiction (as any such first priority security interest may be affected by the existence of Permitted Liens).

                 "Eligible Inventory": the amount equal to the gross amount of the Company's inventory (other than Eligible New Equipment for Sale and Eligible Rental Fleet Equipment) that conforms to the representations and warranties contained in this Agreement and the other Credit Documents and which at all times continues to be jointly acceptable to the Administrative Agent, the Collateral Agent and the Managing Agents in the exercise of their reasonable business judgment, less such reserves as the Administrative Agent, the Collateral Agent and the Managing Agents, in their sole discretion, shall deem appropriate. Without in any way limiting the discretion of the Administrative Agent, the Collateral Agent and the Managing Agents to deem inventory ineligible, the Administrative Agent, the Collateral Agent and the Managing Agents do not currently intend to treat inventory as eligible if (a) such inventory is not present in the United States of America, (b) such inventory is to be returned to the Company's suppliers, (c) such inventory is in transit to third parties (other than the Company's agents or warehouses), (d) such inventory is owned by the Company and consigned to other Persons or is owned by other Persons and consigned to the Company or (e) a first perfected security interest in such inventory in favor of the Collateral Agent for the benefit of the Lenders has not been obtained or a first priority security interest in such inventory in favor of the Collateral Agent for the benefit of the Lenders cannot be perfected by possession or by filing Uniform Commercial Code financing statements against the Company (as any such first priority security interest may be affected by the existence of Permitted Liens).

                 "Eligible New Equipment for Sale":   the amount equal to the
         gross amount of all new equipment held for sale by the Company that conforms to the representations and warranties contained in this Agreement and the other Credit Documents and which at all times continues to be jointly acceptable to the Administrative Agent, the Collateral Agent and the Managing Agents in the exercise of their reasonable business judgment, less such reserves as the Administrative Agent, the Collateral Agent and the Managing Agents, in their sole discretion, shall deem appropriate. Without in any way limiting the discretion of the Administrative Agent, the Collateral Agent and the Managing Agents to deem an item of new equipment eligible or ineligible, the Administrative Agent, the Collateral Agent and the Managing Agents do not currently intend to treat any item of new equipment as eligible if (a) such new equipment is not present in the United States of America, (b) such new equipment is to be returned to the Company's suppliers, (c) such new equipment is in transit to third parties (other than the Company's agents or warehouses), (d) such new equipment is owned by the Company and consigned to other Persons or is owned by other Persons and consigned to the Company or (e) a first perfected security interest in such new equipment in favor of the Collateral Agent for the benefit of the Lenders has not been obtained or a first priority security interest in such new equipment in favor of the Collateral Agent for the benefit of the Lenders cannot be perfected by possession or by filing Uniform Commercial Code financing statements against the Company (as any such first priority security interest may be affected by the existence of Permitted Liens).

                 "Eligible Rental Fleet Equipment": the amount equal to the sum of the purchase prices paid by the Company with respect to all equipment held for rental by the Company in the ordinary course of business and used rental equipment held for sale by the Company in the ordinary course of business (collectively, "Rental Fleet Equipment") (determined by reference to the most recent Borrowing Base Certificate provided to the Collateral Agent pursuant to subsection 7.2(g)), less such reserves as the Administrative Agent, the Collateral Agent and the Managing Agents, in their sole discretion, shall jointly deem appropriate. Without in any way limiting the discretion of the Administrative Agent, the Collateral Agent and the Managing Agents to deem an item of Rental Fleet Equipment eligible or ineligible, the Administrative Agent, the Collateral Agent and the Managing Agents do not currently intend to treat any item of Rental Fleet Equipment as eligible if:

                          (a) any representation or warranty contained in this Agreement or in any other Credit Document applicable to either Rental Fleet Equipment in general or to any such specific item of Rental Fleet Equipment has been breached with respect to such item of Rental Fleet Equipment;

                          (b) such item of Rental Fleet Equipment is owned by the Company and consigned to other Persons or is owned by other Persons and consigned to the Company;

                          (c) such item of Rental Fleet Equipment is returned, defective or unmerchantable;

                          (d) (i) such item of Rental Fleet Equipment is not assignable or (ii) a first priority security interest in such item of Rental Fleet Equipment in favor of the Collateral Agent for the benefit of the Lenders has not been obtained (or, in respect of any item of Rental Fleet Equipment held by the Company on the Closing Date in respect of which a first priority security interest is obtained by notation of a security interest on a certificate of title, all applications for certificates of title indicating the Collateral Agent's first priority security interest in such item and any other necessary documentation shall not have been filed in each office in each jurisdiction which the Collateral Agent shall deem advisable to perfect its security interest in such item on or prior to the sixtieth day after the Closing Date) or
                 (iii) a first priority security interest in such item of Rental Fleet Equipment in favor of the Collateral Agent for the benefit of the Lenders cannot be perfected by possession or by filing Uniform Commercial Code financing statements against the Company or by notation of the Collateral Agent's security interest on a certificate of title in respect of such item of Rental Fleet Equipment in accordance with the law of the relevant jurisdiction (as any such first priority security interest may be affected by the existence of Permitted Liens); or

                          (e) such item of Rental Fleet Equipment is subject to any Lien whatsoever (including, without limitation, all Rental Fleet Equipment then located at a Public Warehouse with respect to which (i) the Collateral Agent has not received a duly executed Warehousemen Notice which is then in full force and effect or (ii) the Company is in arrears on its rental and other payments), other than (without prejudice to the reductions made pursuant to paragraph (d) above), Liens permitted pursuant to Sections 8.2(a), (b) and (f).

         The Administrative Agent, the Collateral Agent and the Managing Agents shall have joint discretion to classify any item of Rental Fleet Equipment into any of the foregoing categories or such other categories as the Administrative Agent, the Collateral Agent and the Managing Agents, in their sole discretion, jointly deem appropriate in determining the eligibility of such item of Rental Fleet Equipment.

                 "Environmental Audit": The Environmental Audit (referred to in subsection 6.3(e)(ii) of the Stock Purchase Agreement) together with the addenda thereto dated November 16, 1994, as prepared by ViroGroup Inc. and previously delivered to the Administrative Agent pursuant to subsection 6.1(g) of the Existing Credit Agreement and, with respect to Vibroplant U.S., Inc. and any assets acquired in the Vibroplant Acquisition, any environmental report delivered to the Administrative Agent prior to the consummation of the Vibroplant Acquisition; and environmental reports obtained in connection with the acquisition of substantially all of the assets of Alpine Equipment Rentals & Supply Company, Inc.

                 "Environmental Laws": any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any

         Governmental Authority or requirements of law (including court-ordered requirements of common law) regulating or imposing liability or standards of conduct concerning, environmental or public health protection matters, including, without limitation, Hazardous Materials, as now or may at any time hereafter be in effect.

                 "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "Eurocurrency Reserve Requirements": as defined in the definition of Eurodollar Rate.

                 "Eurodollar Lending Office": as to any Lender the office of such Lender which shall be making or maintaining Eurodollar Loans.

                 "Eurodollar Loans": Loans at such time as they are made and/or being maintained at a rate of interest based upon a Eurodollar Rate.

                 "Eurodollar Rate": with respect to each day during any Interest Period for any Eurodollar Loan, the rate per annum equal to the quotient of (a) the average (rounded upwards to the nearest whole multiple of one sixteenth of one percent) of the respective rates notified to the Administrative Agent by the Reference Lenders as the rate at which each of their Eurodollar Lending Offices is offered Dollar deposits two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted at or about 10:00 A.M., New York City time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan of such Reference Lenders to be outstanding during such Interest Period, divided by (b) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements current on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System (such rates of reserve requirements being referred to herein as "Eurocurrency Reserve Requirements") (such Eurodollar Rate to be rounded upwards, if necessary, to the next higher 1/100 of one percent).

                 "Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                 "Excess Cash Flow": for any fiscal year of the Company, commencing with the fiscal year ending on December 31, 1996, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year plus (ii) the book value of all property sold (other than pursuant to eminent domain or condemnation proceedings) by the Company and its Subsidiaries during such fiscal year over (b) the sum, without duplication, of (i) the aggregate amount actually paid by the Company and its Subsidiaries in cash during such fiscal year on account of capital expenditures (other than capital expenditures made with the proceeds of eminent domain or condemnation proceedings to the extent such proceeds are not included in the determination of EBITDA for such fiscal year), (ii) the aggregate amount of payments of principal in respect of any Indebtedness during such fiscal year (other than any such payments of principal (x) from the Net Proceeds of the IPO, (y) pursuant to subsection 4.4(b)(iii) or (z) in respect of any revolving credit facility to the extent that there is not an equivalent reduction in such facility), (iii) increases in working capital (calculated as Consolidated Current Assets at the end of such fiscal year minus Consolidated Current Liabilities as at the end of such fiscal year) of the Company and its Subsidiaries for such fiscal year (excluding any increase in cash or Cash Equivalents above an increase deemed in good faith by the Company to be necessary or desirable for the operation of the business of the Company and its Subsidiaries),
         (iv) cash interest expense (including fees paid in connection with Letters of Credit and surety bonds) of the Company, (v) the amount of dividends actually paid in cash by the Company to Holdings during such fiscal year as permitted by subsection 8.11(c)(iv) and, to the extent not deducted from revenues in determining consolidated net income of the Company and its Subsidiaries for such fiscal year, by subsection 8.11(c)(i) and (ii), (vi) the amount of taxes actually paid in cash by the Company and its Subsidiaries for such fiscal year either during such fiscal year or within a normal payment period thereof, (vii) the amount of cash actually paid to repurchase Capital Stock of Holdings pursuant to subsection 8.11(c)(iii) and (viii) to the extent added to consolidated net income of the Company and its Subsidiaries in calculating Consolidated EBITDA for such fiscal year, the net cost of Interest Rate Agreements, franchise taxes and management fees.

                 "Fee Property":  as defined in subsection 5.13.

                 "Financing Lease": (a) any lease of property, real or personal, the obligations under which are capitalized on a consolidated balance sheet of the Company and its consolidated Subsidiaries and (b) any other such lease to the extent that the then present value of any rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

                 "Foreign Subsidiary": any Subsidiary of the Company which is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

                 "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

                 "Governmental Authority": any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Guarantees": the collective reference to the Holdings Guarantee and any guarantee which may from time to time be executed and delivered by a Subsidiary of the Company pursuant to subsection 8.6(b).

                 "Hazardous Materials": any hazardous materials, hazardous wastes, hazardous pesticides, hazardous or toxic substances, defined, listed, classified or regulated as such in or under any Environmental Law, including, without limitation, asbestos, petroleum, any other petroleum products (including gasoline, crude oil or any fraction thereof) polychlorinated biphenyls and urea-formaldehyde insulation.

                 "Hedge Lender": (a) Salomon Brothers Holding Company Inc ("Salomon"), as party to that certain Interest Rate and Currency Exchange Agreement, dated as of March 7, 1990 (the "Salomon Interest Rate Agreement"), between the Company and Salomon, as supplemented by the schedule thereto dated as of March 7, 1990, the Confirmation of the Swap Transaction dated March 7, 1990 between the Company and Salomon and the letter agreement dated as of December 1, 1994 between the Company and Salomon and (b) any successor or assignee of Salomon reasonably acceptable to the Administrative Agent in respect of the Salomon Interest Rate Agreement.

                 "Holdings":  Prime Service, Inc., a Delaware corporation.

                 "Holdings Guarantee": the Holdings Guarantee, substantially in the form of Exhibit F, to be made by Holdings in favor of the Collateral Agent for the ratable benefit of the Lenders, as the same may be amended, modified or supplemented from time to time.

                 "Holdings Pledge Agreement": the Pledge Agreement, substantially in the form of Exhibit G, to be made by Holdings in favor of the Collateral Agent for the ratable benefit of the Lenders, as the same may be amended, modified or supplemented from time to time.

                 "Indebtedness": of a Person, at a particular date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) the undrawn face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and unpaid reimbursement obligations with respect thereto, (c) all liabilities (other than Lease Obligations) secured by any Lien on any property owned by such Person, even though such Person has not assumed or become liable for the payment thereof, (d) Financing Leases and (e) all indebtedness of such Person arising under acceptance facilities; but excluding (i) trade and other accounts payable and accrued expenses payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person and (ii) letters of credit supporting the purchase of goods in the ordinary course of business and expiring no more than six months from the date of issuance.

                 "Insolvency": with respect to a Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

                 "Installment Payment Date":  as defined in subsection 4.4(c).

                 "Interest Coverage Ratio": on the last day of any fiscal quarter of the Company, the ratio of (a) Consolidated EBITDA for the period of four fiscal quarters ending on such day to (b) cash interest expense (excluding fees payable on account of Letters of Credit and, to the extent included in interest expense in accordance with GAAP, net costs associated with Interest Rate Agreements to which the Company is party in respect of the Loans and amortization of debt discount (including discount of liabilities and reserves established under APB 16), costs of debt issuance and interest expense on customer deposits) for such period net of interest income, in each case for or during such period on a consolidated basis for the Company and its Subsidiaries.

                 "Interest Payment Date": (a) as to Alternate Base Rate Loans, the last day of each March, June, September and December, commencing on the first such day to occur after any Alternate Base Rate Loans are made or any Eurodollar Loans are converted to Alternate Base Rate Loans, (b) as to any Eurodollar Loan in respect of which the Company has selected an Interest Period of one, two or three months, the last day of such Interest Period and (c) as to any Eurodollar Loan in respect of which the Company has selected an Interest Period of six or, if made available by the applicable Lenders, each in its sole discretion, nine or twelve months, the date which is three months after the beginning thereof and the last day of such Interest Period.

                 "Interest Period":  with respect to any Eurodollar Loan:

                          (a) initially, the period commencing on, as the case may be, the Borrowing Date or conversion date with respect to such Eurodollar Loan and ending one, two, three, six or, if made available by the applicable Lenders, each in its sole discretion, nine or twelve months thereafter as selected by the Company in its notice of borrowing as provided in subsection 4.1 or its notice of conversion as provided in subsection 4.2; and

                          (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six or, if made available by the applicable Lenders, each in its sole discretion, nine or twelve months thereafter as selected by the Company by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect to such Eurodollar Loan;

         provided that the foregoing provisions relating to Interest Periods are subject to the following:

                          (A) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                          (B) any Interest Period that would otherwise extend beyond (i) in the case of an Interest Period for a Term Loan, the final Installment Payment Date for such Term Loan shall end on such Installment Payment Date or, if such Installment Payment Date shall not be a Business Day, on the next preceding Business Day and (ii) in the case of any Interest Period for a Revolving Credit Loan, the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date, or if the Revolving Credit Termination Date shall not be a Business Day, on the next preceding Business Day;

                          (C) if the Company shall fail to give notice as provided above in clause (b), it shall be deemed to have selected a conversion of a Eurodollar Loan into an Alternate Base Rate Loan (which conversion shall occur automatically and without need for compliance with the conditions for conversion set forth in subsection 4.2);

                          (D) any Interest Period that begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                          (E) the Company shall select Interest Periods so as not to require a prepayment (to the extent practicable) or a scheduled payment of a Eurodollar Loan during an Interest Period for such Eurodollar Loan.

                 "Interest Rate Agreement": any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, currency hedge agreement or other similar agreement or arrangement; provided that the amount of any such Interest Rate Agreement for purposes of
         Section 9(e) shall be based on calculation of payments for early termination in a reasonable manner in accordance with customary industry practices.

                 "IPO": the sale by Holdings through a public offering of a portion of its common stock pursuant to an effective registration statement, as amended, as originally filed on Form S-1, Registration Statement No. 333- 11517, with the Securities and Exchange Commission on September 6, 1996 (or on such other registration statement determined by Holdings, on the advice of its counsel, to be appropriate other than a registration statement on Form S-4, S-8 or any successor or similar forms) filed under the Securities Act of 1933, as amended.

                 "Issuing Lender": Chase and any of its Affiliates, including The Chase Manhattan Bank Delaware, issuing Letters of Credit.

                 "L/C Application":  as defined in subsection 3.5(a).

                 "L/C Obligations": the obligations of the Company to reimburse the Issuing Lender for any payments made by the Issuing Lender under any Letter of Credit that have not been reimbursed by the Company pursuant to subsection 3.8(a).

                 "L/C Participating Interest": an undivided participating interest in the face amount of each issued and outstanding Letter of Credit and the L/C Application relating thereto.

                 "L/C Participation Certificate": the certificate in substantially the form of Exhibit H.

                 "Lease Obligations": of the Company and its Subsidiaries, as of the date of any determination thereof, the rental commitments of the Company and its Subsidiaries determined on a consolidated basis, if any, under leases for real and/or personal property (net of rental commitments from sub-leases thereof), excluding however, obligations under Financing Leases.

                 "Leased Properties":  as defined in subsection 5.13.

                 "Letters of Credit": the collective reference to the Commercial L/Cs and the Standby L/Cs; individually, a "Letter of Credit."

                 "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing except for the filing of financing statements in connection with Lease Obligations incurred by the Company or its Subsidiaries to the extent that such financing statements relate to the property subject to such lease Obligations).

                 "Loans": the collective reference to the Swing Line Loans, the Term Loans and the Revolving Credit Loans; individually, a "Loan".

                 "Managing Agents": Chase and BTCo in their capacities as managing agents hereunder.

                 "Maturity Date":  December 31, 2002.

                 "Mortgaged Property":  (a)  the fee real property listed on
         Schedule 5.13 covered by Mortgages delivered pursuant to subsections
         7.9 or 7.10 of the Existing Credit Agreement and (b) any fee real property covered by a Mortgage delivered pursuant to subsection 7.9 hereof.

                 "Mortgages": collective reference to the mortgages and/or deeds of trust or other similar documents, as the case may be, delivered pursuant to subsections 7.9 or 7.10 of the Existing Credit Agreement, or substantially in the form of Exhibit I (with any changes necessary to comply with applicable state law requirements), to be executed and delivered by the Company or any Subsidiary to the Collateral Agent pursuant to subsection 7.9, as the same may be amended, supplemented, or otherwise modified from time to time.

                 "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                 "Net Proceeds": the aggregate cash proceeds received by Holdings, the Company or any Subsidiary of the Company in respect of:

                          (a) (i) any issuance or borrowing of any debt securities or loans by the Company or any Subsidiary other than debt or loans permitted to be incurred or borrowed pursuant to subsection 8.1 or (ii) any issuance of Capital Stock in the IPO net of proceeds used to redeem (x) Holdings subordinated debt in the principal amount of $10,000,000 plus a $350,000 redemption premium and (y) $33,300,000 of the Company's 12.75% senior subordinated notes due March 1, 2005 plus a $4,200,000 redemption premium.


                          (b) any Asset Sale, excluding (i) any net proceeds received upon any condemnation or exercise of rights of eminent domain to the extent the same shall be deemed not to constitute Net Proceeds pursuant to the proviso to subsection 8.5(d) and (ii) any proceeds of insurance received upon any casualty or loss;

                          (c) any cash received in respect of substantially like-kind exchanges of property to the extent provided in the proviso to subsection 8.5(e); and

                          (d) any cash payments received in respect of promissory notes delivered to the Company or such Subsidiary in respect of an Asset Sale;

         in each case net of (without duplication) (A) the amount required to repay any Indebtedness (other than the Loans) secured by a Lien on any assets of the Company or a Subsidiary of the Company that are collateral for any such debt securities or loans that are sold or otherwise disposed of in connection with such Asset Sale, (B) the reasonable expenses (including legal fees and brokers' and underwriters' commissions, lenders fees or credit enhancement fees, in any case, paid to third parties or, to the extent permitted hereby, Affiliates) incurred in effecting such issuance or sale and (C) any taxes reasonably attributable to such sale and reasonably estimated by the Company or such Subsidiary to be actually payable.

                 "Non-Funding Lender":  as defined in subsection 4.9(c).

                 "Notes": the collective reference to the Swing Line Note, the Revolving Credit Notes and the Term Loan Notes; each of the Notes, a "Note".

                 "Participants": as defined in subsection 11.6(b).

                 "Participating Lender": any Lender (other than the Issuing Lender) with respect to its L/C Participating Interest in each Letter of Credit.

                 "Payment Sharing Notice": a written notice from the Company or any Lender informing the Administrative Agent that an Event of Default has occurred and is continuing and directing the Administrative Agent to allocate payments thereafter received from or on behalf of the Company in accordance with the provisions of subsection 4.9.

                 "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                 "Permitted Liens":  Liens permitted to exist under subsection
         8.2.

                 "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                 "Plan": at any particular time, any employee benefit plan as defined in Section 3(3) of ERISA and not excluded by Section 4(b) of ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
         Section 3(5) of ERISA.

                 "Pledge Agreements": the collective reference to the Holdings Pledge Agreement and any pledge agreement from time to time executed and delivered by the Company providing for the pledge of the Capital Stock of any Subsidiary pursuant to subsection 8.6(b).

                 "Prime Equipment": Prime Equipment Company, a Texas corporation, and a wholly-owned Subsidiary of the Company.

                 "Public Warehouse": any warehouse other than a warehouse which is (a) owned or leased by the Company or (b) under the control and management of the Company.

                 "Reference Lenders":  Chase and BTCo.

                 "Refunded Swing Line Loans":  as defined in subsection 3.4(b).

                 "Register":  as defined in subsection 11.6(d).

                 "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System, as from time to time in effect.

                 "Related Document": any agreement, certificate, document or instrument relating to a Letter of Credit.

                 "Rental Fleet Equipment": as defined in the definition of "Eligible Rental Fleet Equipment".

                 "Reorganization": with respect to a Multiemployer Plan, the condition that such Plan is in reorganization as such term is used in
         Section 4241 of ERISA.

                 "Reportable Event": any of the events set forth in Section 4043(b) of ERISA other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

                 "Required Lenders": at a particular time, the holders of at least 51% of the sum of (i) the aggregate unpaid principal amount of the Term Loans, if any, and (ii) the Revolving Credit Commitments or, if the Revolving Credit Commitments are terminated, the aggregate unpaid principal amount of the Revolving Credit Loans. The Term Loans and the Revolving Credit Commitments of any Non-Funding Lender shall be disregarded in determining Required Lenders at any time.

                 "Requirement of Law": as to any Person, the Articles or Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, order, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property, or to which such Person or any of its property is subject.

                 "Responsible Officer": with respect to any Person, the president, chief executive officer, the chief operating officer, the chief financial officer, treasurer, controller or any vice president of such Person.

                 "Revolving Credit Commitment": as to any Lender, its obligations as provided for in subsection 3.1 to make Revolving Credit Loans to the Company pursuant to subsection 3.1, and to purchase its L/C Participating Interest in any Letter of Credit, in an aggregate amount not to exceed the amount set forth under such Lender's name in
         Schedule I opposite the caption "Revolving Credit Commitment" or in
         Schedule 1 to the Assignment and Acceptance by which such Lender acquired its Revolving Credit Commitment, as the same may be reduced from time to time pursuant to subsection 4.3 or 4.4(b) or adjusted pursuant to subsection 11.6(c); collectively, as to all the Lenders, the "Revolving Credit Commitments".

                 "Revolving Credit Commitment Percentage": as to any Lender at any time, the percentage of the aggregate Revolving Credit Commitments then constituted by such Lender's Revolving Credit Commitment.

                 "Revolving Credit Commitment Period": the period from and including the Effective Date to but not including the Revolving Credit Termination Date.

                 "Revolving Credit Loan" and "Revolving Credit Loans": as defined in subsection 3.1(a).

                 "Revolving Credit Note":  as defined in subsection 4.13(e).

                 "Revolving Credit Termination Date": the earlier of (a) the fifth anniversary of the Effective Date and (b) such other date as the Revolving Credit Commitments shall terminate hereunder.

                 "Section 4.4 Lenders":  at a particular time, the holders of
         (a) at least 51% of the aggregate unpaid principal amount of the Term Loans, if any, and (b) at least 51% of the Revolving Credit Commitments or, if the Revolving Credit Commitments are terminated, the aggregate unpaid principal amount of the Revolving Credit Loans. The Term Loans and the Revolving Credit Commitments of any Non-Funding Lender shall be disregarded in determining Section 4.4 Lenders at any time.

                 "Section 8.6 Acquisition":  as defined in subsection 8.6(h).

                 "Security Agreements": the collective reference to the Company Security Agreement and any security agreement which may from time to time be executed and delivered by a Subsidiary of the Company pursuant to subsection 8.6(b).

                 "Security Documents": the collective reference to the Pledge Agreements, the Security Agreements, the Mortgages and any assignment of leases delivered pursuant to the terms of any Mortgage.

                 "Single Employer Plan": any Plan which is covered by Title IV of ERISA and which is not a Multiemployer Plan.

                 "Standby L/C": an irrevocable letter of credit under which the Issuing Lender agrees to make payments in Dollars for the account of the Company, on behalf of the Company or any Subsidiary thereof in respect of obligations of the Company or such Subsidiary incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which the Company or such Subsidiary is or proposes to become a party in the ordinary course of the Company's or such Subsidiary's business, including, without limiting the foregoing, for insurance purposes or in respect of advance payments or as bid or performance bonds or for any other purpose for which a standby letter of credit might customarily be issued.

                 "Subordinated Debt": the $100,000,000 aggregate principal amount of 12.75% senior subordinated notes due March 1, 2005, as contemplated to be reduced by $33,300,000 (plus a redemption premium of $4,200,000), issued by the Company pursuant to an indenture, dated as of March 6, 1995, between the Company and Texas Commerce Bank National Association, as trustee.

                 "Subsection 4.11(d)(2) Certificate": as defined in subsection 4.11(d).

                 "Subsidiary": as to any Person, any corporation of which shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. (A Subsidiary shall be deemed wholly-owned by a Person who owns all of the voting shares of stock of such Subsidiary having voting power under ordinary circumstances to vote for directors, except for directors' qualifying shares.) Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

                 "Supermajority Lenders": at a particular time, the holders of at least 66-2/3% of the sum of (i) the aggregate unpaid principal amount of the Term Loans, if any, and (ii) the Revolving Credit Commitments or, if the Revolving Credit Commitments are terminated, the aggregate unpaid principal amount of the Revolving Credit Loans. The Term Loans and the Revolving Credit Commitments of any Non-Funding Lender shall be disregarded in determining Supermajority Lenders at any time.

                 "Swing Line Commitment": the Swing Line Lender's obligation to make Swing Line Loans pursuant to subsection 3.4.

                 "Swing Line Lender": Chase in its capacity as lender of the Swing Line Loans.

                 "Swing Line Loan Participation Certificate": a certificate in substantially the form of Exhibit J.

                 "Swing Line Loans":  as defined in subsection 3.4(a).

                 "Swing Line Note":  as defined in subsection 4.13(e).

                 "Term Loan Commitment": as to any Lender, its obligation to continue and to make Term Loans to the Company pursuant to subsection
         2.1 in an aggregate amount not to exceed the amount set forth under such Lender's name in Schedule I opposite the caption "Term Loan Commitment" or in Schedule 1 to the Assignment and Acceptance pursuant to which a Lender acquires its Term Loan Commitment, as the same may be adjusted pursuant to subsection 11.6(c); collectively, as to all the Lenders, the "Term Loan Commitments".

                 "Term Loan Commitment Percentage": as to any Lender at any time, the percentage of the aggregate Term Loan Commitments then constituted by such Lender's Term Loan Commitment.

                 "Term Loan Note:  as defined in subsection 4.13(e).

                 "Term Loans":  as defined in subsection 2.1.

                 "Transferee":  as defined in subsection 11.6(f).

                 "Type": as to any Loan, its nature as an Alternate Base Rate Loan or Eurodollar Loan.

                 "Type I": at any date of determination, as to any Eligible Rental Fleet Equipment, its nature as Eligible Rental Fleet Equipment that is aged one year or less from the date such Eligible Rental Fleet Equipment is acquired by the Company; provided that any Eligible Rental Fleet Equipment acquired by the Company which is used or acquired in connection with a Section 8.6 Acquisition shall, for purposes of this definition, be aged from the date such Equipment was delivered new to its original purchaser.

                 "Type II": at any date of determination, as to any Eligible Rental Fleet Equipment, its nature as Eligible Rental Fleet Equipment that is aged more than one year but less than or equal to two years from the date such Eligible Rental Fleet Equipment is acquired by the Company; provided that any Eligible Rental Fleet Equipment acquired by the Company which is used or acquired in connection with a Section 8.6 Acquisition shall, for purposes of this definition, be aged from date such Equipment was delivered new to its original purchaser.

                 "Type III": at any date of determination, as to any Eligible Rental Fleet Equipment, its nature as Eligible Rental Fleet Equipment that is aged more than two years but less than or equal to three years from the date such Eligible Rental Fleet Equipment is acquired by the Company; provided that any Eligible Rental Fleet Equipment acquired by the Company which is used or acquired in connection with a Section 8.6 Acquisition shall, for purposes of this definition, be aged from the date such Equipment was delivered new to its original purchaser.

                 "Type IV": at any date of determination, as to any Eligible Rental Fleet Equipment, its nature as Eligible Rental Fleet Equipment that is aged more than three years from the date such Eligible Rental Fleet Equipment is acquired by the Company; provided that any Eligible Rental Fleet Equipment acquired by the Company which is used or acquired in connection with a Section 8.6 Acquisition shall, for purposes of this definition, be aged from the date such Equipment was delivered new to its original purchaser.

                 "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments thereof.

                 "Vibroplant Acquisition": the acquisition by the Company or any of its Subsidiaries of all of the issued and outstanding Capital Stock, or substantially all of the assets, of Vibroplant U.S., Inc., a Florida corporation d/b/a American Hi-Lift, for aggregate consideration not to exceed $70,000,000.

                 "Vibroplant U.S., Inc.": a Florida corporation d/b/a American Hi-Lift.

                 "Warehousemen Notice": a warehousemen notice substantially in the form of Exhibit O.

                 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, any other Credit Document or any certificate or other document made or delivered pursuant hereto.

                 (b) As used herein and in the Notes, any other Credit Document and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. All computations determining compliance with financial covenants or terms, including definitions used therein, shall be prepared in accordance with generally accepted accounting principles in effect at the time of the preparation of, and in conformity with those used to prepare, the historical financial statements delivered to the Administrative Agent pursuant to subsection 7.1. If at any time the computations for determining compliance with financial covenants or provisions relating thereto utilize generally accepted accounting principles different than those then being utilized in the financial statements then being delivered to the Administrative Agent, such financial statements shall be accompanied by a reconciliation statement with respect to such computations.

                 (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

                 (d) The meanings given to terms defined herein shall be equally applicable to the singular and plural forms of such terms.


                 SECTION 2.  TERM LOANS

                 2.1 Term Loans. Subject to the terms and conditions hereof, each Lender severally agrees on the Effective Date (a) to continue its Term Loan under the Existing Credit Agreement and (b) to acquire a term loan hereunder for the purpose of refinancing the Term Loans under the Existing Credit Agreement that are not being continued (the term loans continued or acquired hereunder, individually, a "Term Loan"; and collectively, the "Term Loans"), in an aggregate amount equal to that set forth on Schedule I. The parties agree that all the Term Loans continued or acquired hereunder shall be deemed to be a continuation of the Term Loans extended to the Company under the Existing Credit Agreement, which Term Loans shall after the Effective Date be governed by the terms and conditions stated herein.

                 2.2 Repayment of Term Loans. The Company shall repay the Term Loans as provided in subsection 4.4(c).

                 2.3 Use of Proceeds. The proceeds of the Term Loans shall be used for the purposes of continuing or refinancing the Term Loans under the Existing Credit Agreement on and as of the Effective Date and thereafter for general corporate purposes.

                 2.4 Procedure for Effective Date. Not later than 12:00 noon, New York City time, on the Effective Date each Lender shall make available to the Administrative Agent at the office of the Administrative Agent specified in subsection 11.2 (or at such other location as the Administrative Agent may direct) an amount in immediately available funds equal to the amount of the Term Loan to be made by such Lender pursuant to subsection 2.1(b). Loan proceeds received by the Administrative Agent hereunder shall promptly be applied by the Administrative Agent to the Term Loans under the Existing Credit Agreement not being continued pursuant to subsection 2.1(a) by payment directly to the holders thereof under the Existing Credit Agreement.


                 SECTION 3.  AMOUNT AND TERMS OF REVOLVING
                             CREDIT COMMITMENTS

                 3.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees on the Effective Date (i) to continue its Revolving Credit Commitment under the Existing Credit Agreement and (ii) to provide an additional Revolving Credit Commitment hereunder for the purpose of refinancing the Revolving Credit Commitments under the Existing Credit Agreements that are not being continued (the loans in Dollars continued or provided hereunder, individually, such a Loan is a "Revolving Credit Loan", and collectively such Loans are the "Revolving Credit Loans"), in an aggregate amount equal to that set forth on Schedule I. The parties agree that all the Revolving Credit Loans continued or provided hereunder shall be deemed to be a continuation of the Revolving Credit Loans provided to the Company under the Existing Credit Agreement, which Revolving Credit Loans shall after the Effective Date be governed by the terms and conditions stated herein. Notwithstanding the above, (x) in no event shall any Letter of Credit be issued if after giving effect thereto the sum of the undrawn amount of all outstanding Letters of Credit and the amount of all L/C Obligations would exceed $15,000,000 and (y) in no event shall any Revolving Credit Loans be made, or Letters of Credit be issued, (A) if the aggregate amount of the Revolving Credit Loans to be made or Letters of Credit to be issued would, after giving effect to the use of proceeds, if any, thereof, exceed the aggregate Available Revolving Credit Commitments or (B) if, after giving effect to such Revolving Credit Loan or Letter of Credit, a Borrowing Base Deficiency would exist. During the Revolving Credit Commitment Period, the Company may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof, and/or by having the Issuing Lender issue Letters of Credit, having such Letters of Credit expire undrawn upon or if drawn upon, reimbursing the Issuing Lender for such drawing, and having the Issuing Lender issue new Letters of Credit.

                 (b) Each borrowing of Revolving Credit Loans pursuant to the Revolving Credit Commitments shall be in an aggregate principal amount of the lesser of (i) $1,000,000 or a whole multiple of $100,000 in excess thereof, in the case of Alternate Base Rate Loans, and $2,000,000 or a whole multiple of $1,000,000 in excess thereof, in the case of Eurodollar Loans and (ii) the Available Revolving Credit Commitments, except that any borrowing of Revolving Credit Loans to be used solely to pay a like amount of Swing Line Loans may be in the aggregate principal amount of such Swing Line Loans.

                 3.2 Commitment Fee. The Company agrees to pay to the Administrative Agent for the account of each Lender (other than any Non-Funding Lender) a commitment fee from and including the Effective Date to and including the Revolving Credit Termination Date, computed at the rate per annum set forth below on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made (whether or not the Company shall have satisfied the applicable conditions to borrowing or issuance of a Letter of Credit set forth in Section 6). If the applicable Debt Coverage Ratio is:

                             (i) greater than 3.75, a rate per annum equal to 0.50%;

                            (ii) less than or equal to 3.75 but greater than 2.25, a rate per annum equal to 0.375%;

                           (iii) less than or equal to 2.25 but greater than 1.75, a rate per annum equal to 0.350%; and

                            (iv) less than or equal to 1.75, a rate per annum equal to 0.300%.

Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first such date to occur on or following the Effective Date (or, if earlier, the Revolving Credit Termination Date).
The commitment fee for the period commencing with each Adjustment Date and ending on the next succeeding Adjustment Date shall be determined by reference to the Debt Coverage Ratio of the Company set forth on the certificate most recently required to be delivered to the Lenders pursuant to subsection 7.2(b); provided, that, (a) until the first Adjustment Date, the commitment fee shall be as set forth in clause (iii) of this Section 3.2 and (b) if for any reason the certificate required by subsection 7.2(b) is not timely delivered to the Lenders, then (i) during the period from the date upon which such certificate was required to be delivered until the date upon which it actually is delivered, the commitment fee shall be the commitment fee in effect immediately prior to the date such financial statements were due, and (ii) if such certificate, when actually delivered, would have required an increase in the commitment fee over the commitment fee in effect immediately prior to the date such certificate was due, the Company shall promptly following the delivery of such certificate pay to the Lenders and the Administrative Agent any additional amounts of fees which would have been payable on any previous commitment fee payment date had such higher commitment fee been in effect from the date such certificate was required to be delivered; and provided, further, that any change in the commitment fee as a result of a change in the Debt Coverage Ratio shall apply for each day during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change in the commitment fee.

                 3.3 Proceeds of Revolving Credit Loans. The Company shall use the proceeds of Revolving Credit Loans for general corporate purposes.

                 3.4 Swing Line Commitment. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees, so long as the Administrative Agent has not received notice that an Event of Default has occurred and is continuing, to make swing line loans (individually, a "Swing Line Loan"; collectively, the "Swing Line Loans") to the Company from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $10,000,000, provided that no Swing Line Loan may be made if the aggregate principal amount of the Swing Line Loans to be made would exceed the aggregate Available Revolving Credit Commitments at such time, and provided, further, that no Swing Line Loan may be made if, after giving effect thereto, a Borrowing Base Deficiency would exist. Amounts borrowed by the Company under this subsection 3.4 may be repaid and, through but excluding the Revolving Credit Termination Date, reborrowed. All Swing Line Loans shall be made as Alternate Base Rate Loans and shall not be entitled to be converted into Eurodollar Loans. The Company shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 3:00 p.m., New York City time) on the requested Borrowing Date specifying the amount of each requested Swing Line Loan, which shall be in an aggregate minimum amount of $250,000 or a whole multiple of $100,000 in excess thereof. The proceeds of each Swing Line Loan will be made available by the Swing Line Lender to the Company by crediting the account of the Company at the office of the Swing Line Lender with such proceeds. The proceeds of Swing Line Loans may be used solely for the purposes referred to in subsection 3.3.

                 (b) The Swing Line Lender at any time in its sole and absolute discretion may, and on the fifteenth day (or if such day is not a Business Day, the next Business Day) and last Business Day of each month shall, on behalf of the Company (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request each Lender, including the Swing Line Lender, to make a Revolving Credit Loan in an amount equal to such Lender's Revolving Credit Commitment Percentage of the amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in paragraph (f) of Section 9 shall have occurred (in which event the procedures of paragraph (c) of this subsection 3.4 shall apply) each Lender shall make the proceeds of its Revolving Credit Loan available to the Swing Line Lender for the account of the Swing Line Lender at the Alternate Base Rate Lending Office of the Swing Line Lender prior to 12:00 noon (New York City time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans.

                 (c) If prior to the making of a Revolving Credit Loan pursuant to paragraph (b) of this subsection 3.4 one of the events described in paragraph (f) of Section 9 shall have occurred, each Lender will, on the date such Loan was to have been made, purchase an undivided participating interest in the Refunded Swing Line Loan in an amount equal to its Revolving Credit Commitment Percentage of such Refunded Swing Line Loan. Each Lender will immediately transfer to the Swing Line Lender in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to such Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

                 (d) Whenever, at any time after the Swing Line Lender has received from any Lender such Lender's participating interest in a Refunded Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded) in like funds as received; provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it in like funds as such payment is required to be returned by the Swing Line Lender.

                 (e) Each Lender's obligation to purchase participating interests pursuant to subsection 3.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default;
(iii) any adverse change in the condition (financial or otherwise) of the Company; (iv) any breach of this Agreement by the Company or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                 3.5 Issuance of Letters of Credit. (a) The Company may from time to time request the Issuing Lender to issue a Standby L/C or a Commercial L/C by delivering to the Administrative Agent at its address specified in subsection 11.2 a letter of credit application in the Issuing Lender's then customary form (the "L/C Application") completed to the satisfaction of the Issuing Lender, together with the proposed form of such Letter of Credit (which shall comply with the applicable requirements of paragraph (b) below) and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request; provided that if the Issuing Lender informs the Company that it is for any reason unable to open such Letter of Credit, the Company may request any Lender to open such Letter of Credit upon the same terms offered to the Issuing Lender and each reference to the Issuing Lender for purposes of subsections 3.5 through 3.14, 6.1 and 6.2 shall be deemed to be a reference to such issuing Lender. As of the Effective Date the letters of credit listed on Schedule 3.5(a) shall be deemed to be Letters of Credit hereunder for all purposes issued on the Effective Date.

                 (b) Each Standby L/C and Commercial L/C issued hereunder shall, among other things, (i) be in such form requested by the Company as shall be acceptable to the Issuing Lender in its sole discretion and (ii) in the case of each Standby L/C, have an expiry date occurring not later than 365 days after the date of issuance of such Standby L/C and, in the case of each Commercial L/C, have an expiry date occurring not later than 120 days after the date of issuance of such Commercial L/C and, in all cases, have an expiry date occurring not later than the Revolving Credit Termination Date. Each L/C Application and each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                 3.6 Participating Interests. (a) Effective as of the Effective Date, the Issuing Lender hereby repurchases from each Existing Lender, and each Existing Lender sells to the

Issuing Lender, its L/C Participating Interest in each existing Letter of Credit listed on Schedule 3.5(a).

                 (b) Effective in the case of each Standby L/C and Commercial L/C as of the date of the opening thereof (or, in the case of each existing Letter of Credit listed on Schedule 3.5(a), the Effective Date), the Issuing Lender agrees to allot and does allot, to itself and each other Lender, and each Lender severally and irrevocably agrees to take and does take in such Letter of Credit and the related L/C Application, an L/C Participating Interest in a percentage equal to such Lender's Revolving Credit Commitment Percentage.

                 3.7 Procedure for Opening Letters of Credit. The Issuing Lender will notify each Lender after the end of each calendar month of any L/C Applications received by the Issuing Lender from the Company during such month. Upon receipt of any L/C Application from the Company, the Issuing Lender will process such L/C Application, and the other certificates, documents and other papers delivered to the Issuing Lender in connection therewith, in accordance with its customary procedures and, subject to the terms and conditions hereof, shall promptly open such Letter of Credit by issuing the original of such Letter of Credit to the beneficiary thereof and by furnishing a copy thereof to the Company and, after the end of the calendar month in which such Letter of Credit was opened, to the other Lenders, provided that no such Letter of Credit shall be issued if subsection 3.1 would be violated thereby.

                 3.8 Payments in Respect of Letters of Credit. (a) The Company agrees forthwith upon demand by the Issuing Lender and otherwise in accordance with the terms of the L/C Application relating thereto (i) to reimburse the Issuing Lender for any payment made by the Issuing Lender under any Letter of Credit issued for the account of the Company and (ii) to pay interest on any unreimbursed portion of any such payment from the date of such payment until reimbursement in full thereof at a rate per annum equal to (A) on or prior to the date which is one Business Day after the day on which the Issuing Lender demands reimbursement from the Company for such payment, 1-1/4% above the Alternate Base Rate and (B) thereafter, 3-1/4% above the Alternate Base Rate.

                 (b) In the event that the Issuing Lender makes a payment under any Letter of Credit and is not reimbursed in full therefor forthwith upon demand of the Issuing Lender, and otherwise in accordance with the terms of the L/C Application relating to such Letter of Credit, the Issuing Lender will promptly notify each other Lender. Forthwith upon its receipt of any such notice, each other Lender will transfer to the Issuing Lender, in immediately available funds, an amount equal to such other Lender's pro rata share of the L/C Obligation arising from such unreimbursed payment. Promptly, upon its receipt from such other Lender of such amount, the Issuing Lender will complete, execute and deliver to such other Lender an L/C Participation Certificate dated the date of such receipt and in such amount.

                 (c) Whenever, at any time after the Issuing Lender has made a payment under any Letter of Credit and has received from any other Lender such other Lender's pro rata share of the L/C Obligation arising therefrom, the Issuing Lender receives any reimbursement on account of such L/C Obligation or any payment of interest on account thereof, the Issuing Lender will promptly distribute to such other Lender its pro rata share thereof in like funds as received; provided, however, that in the event that the receipt by the Issuing Lender of such reimbursement or such payment of interest (as the case may be) is required to be returned, such other Lender will return to the Issuing Lender any portion thereof previously distributed by the Issuing Lender to it in like funds as such reimbursement or payment is required to be returned by the Issuing Lender.

                 3.9 Letter of Credit Fees. (a) In lieu of any letter of credit commissions and fees provided for in any L/C Application relating to Commercial L/Cs or Standby L/Cs (other than standard issuance, amendment and negotiation fees), the Company agrees to pay the Administrative Agent, for the account of the Issuing Lender and the Participating Lenders, with respect to each Commercial L/C or each Standby L/C issued for the account of the Company, a Commercial L/C fee or Standby L/C fee, as applicable, which is equal to the then applicable margin for Eurodollar Loans that are Revolving Credit Loans, as set forth in the definition of "Applicable Margin", on the average daily amount available to be drawn under each Standby L/C payable, in arrears, on the last day of each fiscal quarter of the Company. Of such fee, the Issuing Lender shall receive, for its own account, a fee of 0.25% per annum. The Administrative Agent will disburse any L/C fees received pursuant to this subsection 3.9(a) to the respective Lenders promptly following the receipt of any such fees.

                 (b) For purposes of any payment of fees required pursuant to this subsection 3.9, the Administrative Agent agrees to provide to the Company a statement of any such fees to be so paid; provided that the failure by the Administrative Agent to provide the Company with any such invoice shall not relieve the Company of its obligation to pay such fees.

                 3.10 Letter of Credit Reserves. (a) If any Change in Law shall either (i) impose, modify, deem or make applicable any reserve, special deposit, assessment or similar requirement against letters of credit issued by the Issuing Lender or (ii) impose on the Issuing Lender any other condition regarding this Agreement (with respect to Letters of Credit) or any Letter of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost of the Issuing Lender of issuing or maintaining any Letter of Credit (which increase in cost shall be the result of the Issuing Lender's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by the Issuing Lender, the Company shall immediately pay to the Issuing Lender, from time to time as specified by the Issuing Lender, additional amounts which shall be sufficient to compensate the Issuing Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the rate applicable to Alternate Base Rate Loans pursuant to subsection 4.5(b). The Company shall not be required to make any payments to the Issuing Lender for any additional amounts pursuant to this subsection 3.10(a) unless the Issuing Lender has given written notice to the Company of its intent to request such payments prior to or within 60 days after the date on which the Issuing Lender became entitled to claim such amounts. A certificate, setting forth in reasonable detail the calculation of the amounts involved, submitted by the Issuing Lender to the Company concurrently with any such demand by the Issuing Lender, shall be conclusive, absent manifest error, as to the amount thereof.

                 (b) In the event that any Change in Law with respect to the Issuing Lender shall, in the opinion of the Issuing Lender, require that any obligation under any Letter of Credit be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by the Issuing Lender or any corporation controlling the Issuing Lender, and such Change in Law shall have the effect of reducing the rate of return on the Issuing Lender's or such corporation's capital, as the case may be, as a consequence of the Issuing Lender's obligations under such Letter of Credit to a level below that which the Issuing Lender or such corporation, as the case may be, could have achieved but for such Change in Law (taking into account the Issuing Lender's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by the Issuing Lender to be material, then from time to time following notice by the Issuing Lender to the Company of such Change in Law, within 15 days after demand by the Issuing Lender, the Company shall pay to the Issuing Lender such additional amount or amounts as will compensate the Issuing Lender or such corporation, as the case may be, for such reduction. The Issuing Lender agrees that, upon the occurrence of any event giving rise to the operation of paragraph (a) or (b) of this subsection 3.10 with respect to the Issuing Lender, it will, if requested by the Company and to the extent permitted by law or by the relevant Governmental Authority, endeavor in good faith to avoid or minimize the increase in costs or reduction in payments resulting from such event; provided, however, that such avoidance or minimization can be made in such a manner that the Issuing Lender, in its sole determination, suffers no economic, legal or regulatory disadvantage. The Company shall not be required to make any payments to the Issuing Lender for any additional amounts pursuant to this subsection 3.10(b) unless the Issuing Lender has given written notice to the Company of its intent to request such payments prior to or within 60 days after the date on which the Issuing Lender became entitled to claim such amounts. A certificate, in reasonable detail setting forth the calculation of the amounts involved, submitted by the Issuing Lender to the Company concurrently with any such demand by the Issuing Lender, shall be conclusive, absent manifest error, as to the amount thereof.

                 (c) The Company and each Participating Lender agrees that the provisions of the foregoing paragraphs (a) and (b) shall apply equally to each Participating Lender in respect of its L/C Participating Interest in such Letter of Credit, as if the references in such paragraphs and provisions referred to, where applicable, such Participating Lender or, in the case of paragraph (b), any corporation controlling such Participating Lender.

                 3.11 Further Assurances. The Company hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Issuing Lender more fully to effect the purposes of this Agreement and the issuance of Letters of Credit hereunder.

                 3.12 Obligations Absolute. The payment obligations of the Company under this Agreement with respect to the Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                    (i) the existence of any claim, set-off, defense or other right which the Company or any of its Subsidiaries may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Lender, the Administrative Agent, the Collateral Agent or any Lender, or any other Person, whether in connection with this Agreement, any Credit Document, the transactions contemplated herein, or any unrelated transaction;

                    (ii) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid or any statement therein being untrue or inaccurate in any respect;

                   (iii) payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate or other document which does not comply with the terms of such Letter of Credit or is insufficient in any respect, except where such payment constitutes gross negligence or willful misconduct on the part of the Issuing Lender; or

                    (iv) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, except for any such circumstances or happening constituting gross negligence or willful misconduct on the part of the Issuing Lender.

                 3.13 Assignments. No Participating Lender's participation in any Letter of Credit or any of its rights or duties hereunder shall be subdivided, assigned or transferred (other than in connection with a transfer of part or all of such Participating Lender's Revolving Credit Commitment in accordance with subsection 11.6(c)) without the prior written consent of the Issuing Lender, which consent will not be unreasonably withheld. Such consent may be given or withheld without the consent or agreement of any other Participating Lender. Notwithstanding the foregoing, a Participating Lender may subparticipate its L/C Participating Interest without obtaining the prior consent or agreement of the Issuing Lender.

                 3.14 Participations. Each Lender's obligation to purchase participating interests pursuant to subsection 3.6 shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company; (iv) any breach of this Agreement by the Company or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                 SECTION 4.  GENERAL PROVISIONS APPLICABLE TO LOANS

                 4.1 Procedure for Borrowing. (a) The Company may borrow under the Revolving Credit Commitments on any Business Day, provided that, with respect to any borrowing, the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 noon (or, with respect to Swing Line Loans, 3:00 p.m.), New York City time), (i) three Business Days prior to the requested Borrowing Date if all or any part of the Loans are to be Eurodollar Loans and

(ii) one Business Day prior to the requested Borrowing Date (or, in the case of Swing Line Loans and, if the Effective Date occurs on the date this Agreement is executed and delivered, Loans made on the Effective Date, on the requested Borrowing Date) if the borrowing is to be solely of Alternate Base Rate Loans) and specifying (A) the amount of the borrowing, (B) whether such Loans are initially to be Eurodollar Loans or Alternate Base Rate Loans or a combination thereof, (C) if the borrowing is to be entirely or partly Eurodollar Loans, the length of the Interest Period for such Eurodollar Loans and (D) whether the Loan is a Term Loan, a Swing Line Loan or a Revolving Credit Loan. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender. Not later than 12:00 noon, New York City time, on the Borrowing Date specified in such notice, each Lender shall make available to the Administrative Agent at the office of the Administrative Agent specified in subsection 11.2 (or at such other location as the Administrative Agent may direct) an amount in immediately available funds equal to the amount of the Loan to be made by such Lender (except that proceeds of Swing Line Loans will be made available to the Company in accordance with subsection 3.4(a)). Loan proceeds received by the Administrative Agent hereunder shall promptly be made available to the Company by the Administrative Agent's crediting the account of the Company, at the office of the Administrative Agent specified in subsection 11.2, with the aggregate amount actually received by the Administrative Agent from the Lenders and in like funds as received by the Administrative Agent.

                 (b) Any borrowing of Eurodollar Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of all Eurodollar Loans having the same Interest Period shall not be less than $2,000,000 or a whole multiple of $1,000,000 in excess thereof and (ii) no more than sixteen Interest Periods shall be in effect at any one time.

                 4.2 Conversion and Continuation Options. (a) The Company may elect from time to time to convert Eurodollar Loans into Alternate Base Rate Loans by giving the Administrative Agent irrevocable notice of such election, to be received by the Administrative Agent prior to 12:00 noon, New York City time, at least three Business Days prior to the proposed conversion date, provided that any such conversion of Eurodollar Loans shall only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert all or a portion of the Alternate Base Rate Loans (other than Swing Line Loans) then outstanding to Eurodollar Loans by giving the Administrative Agent irrevocable notice of such election, to be received by the Administrative Agent prior to 12:00 noon, New York City time, at least three Business Days prior to the proposed conversion date, specifying the Interest Period selected therefor, and, if no Default or Event of Default has occurred and is continuing, such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Business Day, on the next succeeding Business Day. Upon receipt of any notice pursuant to this subsection 4.2, the Administrative Agent shall promptly notify each Lender thereof. All or any part of the outstanding Loans (other than Swing Line Loans) may be converted as provided herein, provided that partial conversions of Alternate Base Loans shall be in the aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof and the aggregate principal amount of the resulting Eurodollar Loans outstanding in respect of any one Interest Period shall be at least $2,000,000 or a whole multiple of $1,000,000 in excess thereof.

                 (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have, by written notice to the Company, determined that such a continuation is not appropriate, (ii) if, after giving effect thereto, subsection 4.1(b) would be contravened or (iii) after the date that is one month prior to the Revolving Credit Termination Date (in the case of continuations of Revolving Credit Loans) or the date of the final installment of principal of the Term Loans, as applicable.

                 4.3 Changes of Commitment Amounts. (a) The Company shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate or, from time to time, permanently reduce the Revolving Credit Commitments, subject to the provisions of this subsection
4.3. To the extent, if any, that the sum of the amount of the Revolving Credit Loans, Swing Line Loans and L/C Obligations then outstanding and the amounts available to be drawn under outstanding Letters of Credit exceeds the amount of the Revolving Credit Commitments as then reduced, the Company shall be required to make a prepayment equal to such excess amount, the proceeds of which shall be applied first, to payment of the Swing Line Loans then outstanding, second, to payment of the Revolving Credit Loans then outstanding, third, to payment of any L/C Obligations then outstanding, and fourth, to cash collateralize any outstanding Letters of Credit on terms reasonably satisfactory to the Administrative Agent. Any such termination of the Revolving Credit Commitments shall be accompanied by prepayment in full of the Revolving Credit Loans, Swing Line Loans and L/C Obligations then outstanding and by cash collateralization of any outstanding Letters of Credit on terms reasonably satisfactory to the Administrative Agent. Upon termination of the Revolving Credit Commitments, any Letter of Credit then outstanding which has been so cash collateralized shall no longer be considered a "Letter of Credit" as defined in subsection 1.1 and any L/C Participating Interests heretofore granted by the Issuing Lender to the Lenders in such Letter of Credit shall be deemed terminated (subject to automatic reinstatement in the event that such cash collateral is returned and the Issuing Lender is not fully reimbursed for any such L/C Obligations) but the Letter of Credit fees payable under subsection 3.9 shall continue to accrue to the Issuing Lender and the Participating Lenders (or, in the event of any such automatic reinstatement, as provided in subsection 3.9) with respect to such Letter of Credit until the expiry thereof.

                 (b) In the case of termination of the Revolving Credit Commitments, interest accrued on the amount of any prepayment relating thereto and any unpaid commitment fee accrued hereunder shall be made on the date of such termination. Any such partial reduction of the Revolving Credit Commitments shall be in an amount of $2,000,000, or a whole multiple of $1,000,000 in excess thereof, and shall, in each case, reduce permanently the amount of the Revolving Credit Commitments then in effect.

                 4.4 Optional and Mandatory Prepayments; Repayments of Term Loans. (a) The Company may at any time and from time to time prepay Loans, in whole or in part, without premium or penalty, upon at least two Business Days' (or, in the case of Swing Line

Loans, by 12:00 noon, New York City time, on the same Business Day) irrevocable notice to the Administrative Agent in the case of Alternate Base Rate Loans, and three Business Days' irrevocable notice to the Administrative Agent in the case of Eurodollar Loans, specifying the date and amount of prepayment and whether the prepayment is of Revolving Credit Loans or Term Loans, provided that Eurodollar Loans may not be optionally prepaid on other than the last day of any Interest Period with respect thereto. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. If such notice is given, the Company shall make such prepayment, and the payment amount specified in such notice shall be due and payable, on the date specified therein. Partial prepayments (i) of Term Loans shall be in an aggregate principal amount equal to the lesser of (A) $2,000,000, or a whole multiple of $1,000,000 in excess thereof and (B) the aggregate unpaid principal amount of the Term Loans and (ii) of Revolving Credit Loans shall be in an aggregate principal amount equal to the lesser of (A) $2,000,000 or a whole multiple of $1,000,000 in excess thereof and (B) the aggregate unpaid principal amount of the Revolving Credit Loans, as the case may be. Prepayments of the Term Loans pursuant to this subsection 4.4(a) shall be applied to the remaining installments thereof ratably according to the amounts of such installments.

                 (b)  (i)  If, subsequent to the Effective Date, unless the
Section 4.4 Lenders and the Company shall otherwise agree, the Company or any of its Subsidiaries shall incur or permit the incurrence of any Indebtedness (other than Indebtedness permitted pursuant to subsection 8.1), 100% of the Net Proceeds thereof shall be promptly applied toward the prepayment of the Loans and reduction of the Commitments as set forth in clause (iv)(A) of this subsection 4.4(b).

                 (ii)  If, subsequent to the Effective Date, unless the
Section 4.4 Lenders shall otherwise agree, the Company or any of its Subsidiaries shall receive Net Proceeds from any Asset Sale, such Net Proceeds shall be promptly applied toward the prepayment of the Loans and reduction of the Commitments as set forth in clause (iv)(A), of this subsection 4.4(b); provided that such Net Proceeds need not be applied to the prepayment of the Loans and the reduction of the Commitments until the earlier of the date that the aggregate amount of Net Proceeds received by the Company or any of its Subsidiaries from any Asset Sales exceeds $2,000,000 (and has not yet been applied to the prepayment of the Loans and the reduction of the Commitments hereunder) and the date which is six months after the last application of Net Proceeds pursuant to this subsection 4.4(b)(ii).

                 (iii) Unless the Section 4.4 Lenders and the Company shall otherwise agree, if for any fiscal year, commencing with its fiscal year ending on December 31, 1996, there shall be Excess Cash Flow for such fiscal year, 50% of such Excess Cash Flow shall be applied toward prepayment of the Loans and reduction of the Commitments as set forth in clause (iv)(A) of this subsection 4.4(b). Each such prepayment shall be made on or before the date that the consolidated financial statements referred to in subsection 7.1(a) are delivered, but in no event later than the date by which such statements are required to be delivered pursuant to such subsection.

                 (iv)(A) Except as otherwise provided in this subsection 4.4(b)(iv), prepayments made pursuant to this subsection 4.4(b) shall be applied by the Company, first, to the prepayment of the Term Loans (applied to the remaining installments thereof ratably according to the amounts thereof) and, second, to reduce the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of, first, the Swing Line Loans, second, the Revolving Credit Loans and, third, the L/C Obligations to the extent, if any, that the sum of the aggregate outstanding principal amount of Revolving Credit Loans, the aggregate outstanding principal amount of all Swing Line Loans, the aggregate amount available to be drawn under all outstanding Letters of Credit and the aggregate outstanding amount of all L/C Obligations, in each case of all Lenders, exceeds the amount of the aggregate Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans, Swing Line Loans and L/C Obligations then outstanding is less than the amount of such excess (because Letters of Credit constitute a portion thereof), the Company shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established for the benefit of the Lenders.

                 (B)  Any Net Proceeds (other than Net Proceeds resulting from
         (x) the incurrence of any Indebtedness by the Company or any of its Subsidiaries, (y) the issuance by Holdings, the Company or any of its Subsidiaries of any Capital Stock in the IPO or (z) any Asset Sale) shall be applied to the remaining installments of the Term Loans ratably according to the amounts thereof.

                    (v) If, at any time on or before June 30, 2000, a Borrowing Base Deficiency shall exist, the Company shall immediately prepay the Revolving Credit Loans, Swing Line Loans and L/C Obligations then outstanding in an aggregate principal amount sufficient to eliminate such Borrowing Base Deficiency, provided that if the aggregate principal amount of Revolving Credit Loans, Swing Line Loans and L/C Obligations then outstanding is less than the amount of such Borrowing Base Deficiency (because Letters of Credit constitute a portion thereof), the Company shall, to the extent of the balance of such Borrowing Base Deficiency in excess of such amount of Revolving Credit Loans, Swing Line Loans and L/C Obligations then outstanding, immediately replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established for the benefit of the Lenders. Prepayments of Loans made pursuant to this subsection 4.4(b)(v) shall be applied, first, to the aggregate outstanding Swing Line Loans, second, to the aggregate outstanding Revolving Credit Loans and, third, to the aggregate outstanding L/C Obligations.

                    (vi) If, at any time after June 30, 2000, a Borrowing Base Deficiency shall exist, the Company shall immediately prepay the Revolving Credit Loans, Swing Line Loans, L/C Obligations and Term Loans then outstanding in an aggregate principal amount sufficient to eliminate such Borrowing Base Deficiency, provided that if the aggregate principal amount of Revolving Credit Loans, Swing Line Loans, L/C Obligations and Term Loans then outstanding is less than the amount of such Borrowing Base Deficiency (because Letters of Credit constitute a portion thereof), the Company shall, to the extent of the balance of such Borrowing Base Deficiency in excess of such amount of Revolving Credit Loans, Swing Line Loans, L/C Obligations and Term Loans then outstanding, immediately replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established for the benefit of the Lenders. Prepayments of Loans made pursuant to this subsection 4.4(b)(vi) shall be applied, first, to the aggregate outstanding Swing Line

Loans, second, to the aggregate outstanding Revolving Credit Loans, third, to the aggregate outstanding L/C Obligations and, fourth, to the remaining installments of the Term Loans ratably according to the amounts thereof.

                   (vii) The Company shall give the Administrative Agent (which shall promptly notify each Lender) at least one Business Day's notice of each prepayment or mandatory reduction pursuant to this subsection 4.4(b) setting forth the date and amount thereof. Except as otherwise may be agreed by the Company and the Required Lenders, any prepayment of Loans pursuant to this subsection 4.4 shall be applied, first, to any Alternate Base Rate Loans then outstanding and the balance of such prepayment, if any, to the Eurodollar Loans then outstanding; provided that prepayments of Eurodollar Loans, if not on the last day of the Interest Period with respect thereto, shall, at the Company's option, be prepaid subject to the provisions of subsection 4.12 or the amount of such prepayment (after application to any Alternate Base Rate Loans) shall be deposited with the Administrative Agent as cash collateral for the Loans on terms reasonably satisfactory to the Administrative Agent and thereafter shall be applied in the order of the Interest Periods next ending most closely to the date such prepayment is required to be made and on the last day of each such Interest Period. After such application, unless an Event of Default shall have occurred and be continuing, any remaining interest earned on such cash collateral shall be paid to the Company.

                 (c) The Term Loans shall be repaid in thirteen consecutive installments each on the dates set forth below (each such day, an "Installment Payment Date") in an aggregate amount equal to the amount specified for each such Installment Payment Date, as such amounts may be reduced pursuant to subsection 4.4(b):

                 Installment Payment Date             Installment Amount
                 ------------------------             ------------------
                    December 31, 1996                   $      500,000
                    June 30, 1997                       $      500,000
                    December 31, 1997                   $      500,000
                    June 30, 1998                       $    1,000,000
                    December 31, 1998                   $   10,000,000
                    June 30, 1999                       $   10,500,000
                    December 31, 1999                   $   10,500,000
                    June 30, 2000                       $   12,500,000
                    December 31, 2000                   $   12,500,000
                    June 30, 2001                       $   15,000,000
                    December 31, 2001                   $   15,000,000
                    June 30, 2002                       $   17,500,000
                    December 31, 2002                   $   17,500,000

                (d) Any and all amounts repaid on account of the Term Loans pursuant to this subsection 4.4 or otherwise may not be reborrowed. Accrued interest on the amount of any prepayments shall be paid on the Interest Payment Date next succeeding the date of any partial prepayment and on the date on such prepayment in the case of a prepayment in full of any Loans.

                 4.5 Interest Rates and Payment Dates. (a) Eurodollar Loans shall bear interest for each day during each Interest Period applicable thereto, commencing on (and including) the first day of such Interest Period to, but excluding, the last day of such Interest Period, on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

                 (b) Alternate Base Rate Loans shall bear interest for the period from and including the date such Loans are made to, but excluding, the maturity date thereof, or to, but excluding, the conversion date if such Loans are earlier converted into Eurodollar Loans on the unpaid principal amount thereof at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

                 (c) If all or a portion of (i) the principal amount of any of the Loans or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) such Loan, if a Eurodollar Loan, shall be converted into an Alternate Base Rate Loan at the end of the then-current Interest Period for said Eurodollar Loan (which conversion shall occur automatically and without need for compliance with the conditions for conversion set forth in subsection 4.2), and any such overdue amount shall, without limiting the rights of the Lenders under Section 9, bear interest (which shall be payable on demand) at a rate per annum which is 2% above the Alternate Base Rate plus the Applicable Margin (or, in the case of a Eurodollar Loan, the Eurodollar Rate for the Interest Period plus the Applicable Margin plus 2%, if higher) from the date of such non-payment until paid in full (as well after as before judgment).

                 (d) Except as otherwise provided in subsection 4.5, interest shall be payable in arrears on each Interest Payment Date.

                 4.6 Computation of Interest and Fees. (a) Interest in respect of Alternate Base Rate Loans, at any time that the Alternate Base Rate is determined by reference to the Prime Rate, and all fees hereunder shall be calculated on the basis of a 365 (or 366 as the case may be) day year for the actual days elapsed. Interest in respect of Eurodollar Loans and in respect of Alternate Base Rate Loans, at any time that the Alternate Base Rate is determined by reference to the Base CD Rate or the Federal Funds Effective Rate, shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate is announced or such change in the Eurocurrency Reserve Requirements becomes effective, as the case may be. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of the effective date and the amount of each such change.

                 (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining the Eurodollar Rate.

                 (c) If at any time any Reference Lender shall cease to be a Lender hereunder, such Reference Lender shall cease to be a Reference Lender and, if as a result of the foregoing, there shall only be one Reference Lender remaining, then the Administrative Agent, upon agreement with the Company, shall, by notice to the Company and the Lenders, designate another Lender as a Reference Lender so that there shall at all times be at least two Reference Lenders.

                 (d) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Lenders shall be unable or otherwise fails to supply such rates to the Administrative Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Lenders or Reference Lender.

                 4.7 Certain Fees. The Company agrees to pay to the Administrative Agent, for its own account, a non-refundable agent's fee, in the amount per annum as set forth in the fee letter, dated as of November 3, 1994, between Chase and the Company payable in advance on the Closing Date and annually thereafter.

                 4.8 Inability to Determine Interest Rate. In the event that the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company) that (a) by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period with respect to (i) proposed Loans that the Company has requested be made as Eurodollar Loans, (ii) any Eurodollar Loans that will result from the requested conversion of all or part of the Alternate Base Rate Loans into Eurodollar Loans or (iii) the continuation of any Eurodollar Loan as such for an additional Interest Period, or (b) dollar deposits in the relevant amount and for the relevant period with respect to any such Eurodollar Loan are not generally available to the Lenders in their respective Eurodollar Lending Offices' interbank eurodollar markets, the Administrative Agent shall forthwith give telecopy notice of such determination, confirmed in writing, to the Company and the Lenders at least one day prior to, as the case may be, the requested Borrowing Date, the conversion date or the last day of such Interest Period. If such notice is given (i) any requested Eurodollar Loans shall be made as Alternate Base Rate Loans, (ii) any Alternate Base Rate Loans that were to have been converted to Eurodollar Loans shall be continued as Alternate Base Rate Loans, and (iii) any outstanding Eurodollar Loans shall be converted, on the last day of the then current Interest Period applicable thereto, into Alternate Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made and no Alternate Base Rate Loans shall be converted to Eurodollar Loans.

                 4.9 Pro Rata Treatment and Payments. (a) Except to the extent otherwise provided herein, each borrowing of Loans by the Company from the Lenders and any reduction of the Commitments of the Lenders hereunder shall be made pro rata according to the relevant Commitment Percentages of the Lenders with respect to the Loans borrowed or the Commitments to be reduced.

                 (b) Whenever any payment received by the Administrative Agent under this Agreement or any Note or any Credit Document is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Lenders under this Agreement:

                    (i) If the Administrative Agent has not received a Payment Sharing Notice (or, if the Administrative Agent has received a Payment Sharing Notice but the Event of Default specified in such Payment Sharing Notice has been cured or waived in accordance with the provisions of this Agreement), such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: First, to the payment of fees and expenses due and payable to the Administrative Agent and the Collateral Agent under and in connection with this Agreement and the other Credit Documents; Second, to the payment of all expenses due and payable under subsection 11.5, ratably among the Lenders in accordance with the aggregate amount of such payments owed to each such Lender; Third, to the payment of fees due and payable under subsections 3.2 and 3.9, ratably among the Lenders in accordance with the Commitment Percentage of each Lender of the Commitment for which such payment is owed and, in the case of the Issuing Lender, the amount retained by the Issuing Lender for its own account pursuant to subsection 3.9; Fourth, to the payment of interest then due and payable on the Loans and on the L/C Obligations, ratably in accordance with the aggregate amount of interest owed to each such Lender; and Fifth, to the payment of the principal amount of the Loans and the L/C Obligations which is then due and payable, ratably among the Lenders in accordance with the aggregate principal amount owed to each such Lender; or

                    (ii) If the Administrative Agent has received a Payment Sharing Notice which remains in effect, all payments received by the Administrative Agent under this Agreement or any Note shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: First, to the payment of all amounts described in clauses "First" through "Third" of the foregoing clause (i), in the order set forth therein; Second, to the payment of the interest accrued on all Loans and L/C Obligations, regardless of whether any such amount is then due and payable, ratably among the Lenders in accordance with the aggregate accrued interest plus the aggregate principal amount owed to such Lender; and Third, to the payment of the principal amount of all Loans and L/C Obligations, regardless of whether any such amount is then due and payable, ratably among the Lenders in accordance with the aggregate principal amount owed to such Lender.

                 (c) If any Lender (a "Non-Funding Lender") has (x) failed to make a Revolving Credit Loan required to be made by it hereunder, and the Administrative Agent has determined that such Lender is not likely to make such Revolving Credit Loan or (y) given notice to the Company or the Administrative Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Revolving Credit Loan, in each case by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, or otherwise, (i) any payment made on account of the principal of the Revolving Credit Loans outstanding shall be made as follows:

                 (A) in the case of any such payment made on any date when and to the extent that, in the determination of the Administrative Agent, the Company would be able, under the terms and conditions hereof, to reborrow the amount of such payment under the Commitments and to satisfy any applicable conditions precedent set forth in Section 6 to such reborrowing, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Lenders other than the Non-Funding Lender pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans of such Lenders; and

                 (B) otherwise, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Lenders pro rata according to the respective outstanding principal amounts of such Revolving Credit Loans; and

(ii) any payment made on account of interest on the Revolving Credit Loans shall be made pro rata according to the respective amounts of accrued and unpaid interest due and payable on the Revolving Credit Loans with respect to which such payment is being made. The Company agrees to give the Administrative Agent such assistance in making any determination pursuant to subparagraph (i)(A) of this paragraph as the Administrative Agent may reasonably request. The Administrative Agent shall notify the Lenders of any such determination, which shall be conclusive and binding on the Lenders.

                 (d) All payments (including prepayments) to be made by the Company on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Administrative Agent, for the account of the Lenders at the Administrative Agent's office located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds. The Administrative Agent shall promptly distribute such payments in accordance with the provisions of subsection 4.9(b) promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans) would become due and payable on a day other than a Business Day, such payment shall become due and payable on the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension), unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

                 (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount which would constitute its Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent in accordance with subsection 4.1 and the Administrative Agent may, in reliance upon such assumption, make available to the Company thereof a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 4.9(e) shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not in fact made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder, on demand, from the Company, without prejudice to any rights which the Company or the Administrative Agent may have against such Lender hereunder. Nothing contained in this subsection
4.9 shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.

                 (f) The failure of any Lender to make the Loan to be made by it on any Borrowing Date shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

                 (g) All payments and optional prepayments (other than prepayments as set forth in subsection 4.11 with respect to increased costs) of Eurodollar Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Loans with the same Interest Period shall not be less than $2,000,000 or a whole multiple of $1,000,000 in excess thereof.

                 4.10 Illegality. Notwithstanding any other provision herein, if any Change in Law occurring after the date that any lender becomes a Lender party to this Agreement, shall make it unlawful for such Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, the commitment of such Lender hereunder to make Eurodollar Loans or to convert all or a portion of Alternate Base Rate Loans into Eurodollar Loans shall forthwith be suspended until such time, if any, as such illegality shall no longer exist and such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans for the duration of the respective Interest Periods (or, if permitted by applicable law, at the end of such Interest Periods) and all payments of principal which would otherwise be applied to such Eurodollar Loans shall be applied instead to such Lender's Alternate Base Rate Loans. The Company hereby agrees to pay any Lender, promptly upon its demand, any amounts payable pursuant to subsection 4.12 in connection with any conversion in accordance with this subsection 4.10 (such Lender's notice of such costs, as certified in reasonable detail as to such amounts to the Company through the Administrative Agent, to be conclusive absent manifest error).

                 4.11 Requirements of Law. (a) In the event that any Change in Law or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority occurring after the Effective Date as to Lenders party hereto as of such date, and otherwise after the date that any lender becomes a Lender party to this Agreement:

                    (i) does or shall subject any such Lender or its Eurodollar Lending Office to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loans made by it, or change the basis of taxation of payments to such Lender or its Eurodollar Lending Office of principal, the commitment fee, interest or any other amount payable hereunder (except for (x) net income and franchise taxes imposed on the net income of such Lender or its Eurodollar Lending Office by the jurisdiction under the laws of which such Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's Eurodollar Lending Office is located or any political subdivision or taxing authority thereof or therein, including changes in the rate of tax on the overall net income of such Lender or such Eurodollar Lending Office, and (y) taxes resulting from the substitution of any such system by another system of taxation, provided that the taxes payable by Lenders subject to such other system of taxation are not generally charged to borrowers from such Lenders having loans or advances bearing interest at a rate similar to the Eurodollar Rate);

                    (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the Eurodollar Rate; or

                    (iii) does or shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender or its Eurodollar Lending Office of making, converting, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case, in respect of its Eurodollar Loans, then, in any such case, the Company shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender deems to be material as determined by such Lender with respect to such Eurodollar Loans, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the Alternate Base Rate plus 1%.

                 (b) In the event that any Change in Law occurring after the Effective Date as to Lenders party hereto as of such date, and otherwise after the date that any lender becomes a Lender party to this Agreement shall, with respect to and in the opinion of such Lender, require that any Commitment of such Lender be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by such Lender or any corporation controlling such Lender, and such Change in Law shall have the effect of reducing the rate of return on such Lender's or such corporation's capital, as the case may be, as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation, as the case may be, could have achieved but for such Change in Law (taking into account such Lender's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time following notice by such Lender to the Company of such Change in Law as provided in paragraph (c) of this subsection 4.11, within 15 days after demand by such Lender, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation, as the case may be, for such reduction.

                 (c) The Company shall not be required to make any payments to any Lender for any additional amounts pursuant to this subsection 4.11 unless such Lender has given written notice to the Company, through the Administrative Agent, of its intent to request such payments prior to or within 60 days after the date on which such Lender became entitled to claim such amounts. If any Lender has notified the Company through the Administrative Agent of any increased costs pursuant to paragraph (a) of this subsection 4.11, the Company at any time thereafter may, upon at least three Business Days' notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and subject to subsection 4.12, prepay (or convert into Alternate Base Rate Loans) all (but not a part) of the Eurodollar Loans then outstanding. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of paragraph (a) of this subsection 4.11 with respect to such Lender, it will, if requested by the Company and to the extent permitted by law or by the relevant Governmental Authority, endeavor in good faith to avoid or minimize the increase in costs or reduction in payments resulting from such event (including, without limitation, endeavoring to change its Eurodollar Lending Office); provided, however, that such avoidance or minimization can be made in such a manner that such Lender, in its sole determination, suffers no economic, legal or regulatory disadvantage. If any Lender requests compensation from the Company under this subsection 4.11, the Company may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or continue Loans of the Type with respect to which such compensation is requested, or to convert Loans of any other Type into Loans of such Type, until the Requirement of Law giving rise to such request ceases to be in effect, provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                 (d) Each Lender that is not a United States Person (as defined in Section 7701(a)(30) of the Code) for federal income tax purposes either (1) in the case of a Lender that is a "bank" within the meaning of
Section 881(c)(3)(A) of the Code, (i) represents to the Company (for the benefit of the Company and the Administrative Agent) that under applicable law and treaties no taxes are required to be withheld by the Company or the Administrative Agent with respect to any payments to be made to such Lender in respect of the Loans or the L/C Participating Interests, (ii) agrees to furnish to the Company, with a copy to the Administrative Agent, either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Lender claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) agrees (for the benefit of the Company and the Administrative Agent), to the extent it may lawfully do so at such times, to provide the Company, with a copy to the Administrative Agent, a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Lender, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption or (2) in the case of a Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represents to the Company (for the benefit of the Company and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) agrees to furnish to the Company, with a copy to the

Administrative Agent, (A) a certificate substantially in the form of Exhibit L hereto (any such certificate, a "Subsection 4.11(d)(2) Certificate") and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8, certifying to such Lender's legal entitlement at the Effective Date to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to all payments to be made under this Agreement, and (iii) agrees, to the extent legally entitled to do so, upon reasonable request by the Company, to provide to the Company (for the benefit of the Company and the Administrative Agent) such other forms as may be required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement. Notwithstanding any provision of this subsection 4.11 to the contrary, the Company shall have no obligation to pay any amount to or for the account of any Lender (or the Eurodollar Lending Office of any Lender) on account of any taxes pursuant to this subsection 4.11, to the extent that such amount results from
(i) the failure of any Lender to comply with its obligations pursuant to this subsection 4.11, (ii) any representation or warranty made or deemed to be made by any Lender pursuant to this subsection 4.11(d) proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made or (iii) any Change in Law or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, the effect of which would be to subject to any taxes any payment made pursuant to this Agreement to any Lender making the representation and covenants set forth in subsection 4.11(d)(2), which payment would not be subject to such taxes were such Lender eligible to make and comply with, and actually made and complied with, the representation and covenants set forth in subsection 4.11(d)(1) hereinabove.

                 (e) A certificate in reasonable detail as to any amounts submitted by such Lender, through the Administrative Agent, to the Company, shall be conclusive in the absence of manifest error. The covenants contained in this subsection 4.11 shall survive the termination of this Agreement and repayment of the Loans.

                 4.12 Indemnity. The Company agrees to indemnify each Lender and to hold such Lender harmless from any loss or expense (but without duplication of any amounts payable as default interest) which such Lender may sustain or incur as a consequence of (a) default by the Company in payment of the principal amount of or interest on any Eurodollar Loans of such Lender, including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder, (b) default by the Company in making a borrowing after the Company has given a notice in accordance with subsection 4.1 or in making a conversion of Alternate Base Rate Loans to Eurodollar Loans or in continuing Eurodollar Loans as such, in either case, after the Company has given notice in accordance with subsection 4.2, (c) default by the Company in making any prepayment after the Company has given a notice in accordance with subsection 4.4 or (d) a payment or prepayment of a Eurodollar Loan or conversion (including without limitation, a conversion pursuant to subsection 4.10) of any Eurodollar Loan into an Alternate Base Rate Loan, in either case on a day which is not the last day of an Interest Period with respect thereto, including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Eurodollar Loans hereunder (but excluding loss of profit). This covenant shall survive termination of this Agreement and repayment of the Loans.

                 4.13 Repayment of Loans; Evidence of Debt. (a) The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Termination Date, (ii) the principal amount of the Term Loan of such Lender, in twelve consecutive installments, payable on each Installment Payment Date (or the then unpaid principal amount of such Term Loan, or the date that the Term Loans become due and payable pursuant to Section 9 and on the Maturity Date and (iii) the then unpaid principal amount of the Swing Line Loans of the Swing Line Lender on the Revolving Credit Termination Date. The Company hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.5.

                 (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                 (c) The Administrative Agent shall maintain the Register pursuant to subsection 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan and Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Company and each Lender's share thereof.

                 (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 4.13(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Loans made to such Company by such Lender in accordance with the terms of this Agreement.

                 (e) The Company agrees that, upon the request to the Administrative Agent by any Lender, the Company will execute and deliver to such Lender (i) a promissory note of the Company evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Revolving Credit Note"), and/or (ii) a promissory note of the Company evidencing the Term Loan of such Lender, substantially in the form of Exhibit B with appropriate insertions as to date and principal amount (a "Term Loan Note"), and/or (iii) in the case of the Swing Line Lender, a promissory note of the Company evidencing the Swing Line Loans of the Swing Line Lender, substantially in the form of Exhibit C with appropriate insertions as to date and principal amount (the "Swing Line Note ").

                 4.14 Interest Rate Protection. Within 60 days of the Closing Date, the Company shall have purchased or shall have entered into Interest Rate Agreements or a series thereof in each case having an effective specified maximum rate of interest and other terms and with parties satisfactory to the Administrative Agent and the Managing Agents, jointly, providing to the Company such effective specified maximum rate of interest on no less than $80,000,000 of the aggregate principal amount of the Loans that will be outstanding from time to time during the 24 month period following the date of acquisition of such hedging agreements, and the Company agrees and confirms that the Company Security Agreement grants to the Collateral Agent, for benefit of the Lenders, a first priority perfected security interest (subject to Permitted Liens) in its rights under such interest rate hedging arrangements. If any such Interest Rate Agreement shall be entered into with a Hedge Lender, intercreditor arrangements shall have been entered into between such Hedge Lender and the Administrative Agent and Collateral Agent, satisfactory to the Administrative Agent and the Collateral Agent, prior to such Hedge Lender obtaining any Lien on or rights in any of the Collateral under the Security Agreements.

                 4.15 Replacement of Lenders. In the event any Lender or the Issuing Lender exercises its rights pursuant to subsection 4.10 or requests payments pursuant to subsections 3.10 or 4.11, the Company may require, at the Company's expense and subject to subsection 4.12, such Lender or the Issuing Lender to assign, at par plus accrued interest and fees, without recourse (in accordance with subsection 11.6) all of its interests, rights and obligations hereunder (including all of its Commitments and the Loans and other amounts at the time owing to it hereunder and its Notes and its interest in the Letters of Credit) to a bank, financial institution or other entity specified by the Company, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Company shall have received the written consent of the Administrative Agent, which consent shall not unreasonably be withheld, to such assignment, (iii) the Company shall have paid to the assigning Lender or the Issuing Lender all monies other than principal, interest and fees accrued and owing hereunder to it (including pursuant to subsections 3.10, 4.10 and 4.11) and (iv) in the case of a required assignment by the Issuing Lender, the Letters of Credit shall be canceled and returned to the Issuing Lender.


                 SECTION 5.  REPRESENTATIONS AND WARRANTIES

                 In order to induce the Lenders to enter into this Agreement and to make the Loans and to induce the Issuing Lender to issue, and the Participating Lenders to participate in, the Letters of Credit, the Company hereby represents and warrants to each Lender and the Administrative Agent, as of the Effective Date and as of the making of any extension of credit hereunder:

                 5.1 Financial Condition. (a) The consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 1995 and the related consolidated statement of operations for the fiscal year ended on such date, audited by Coopers & Lybrand LLP, a copy of which has heretofore been furnished to each Lender, present fairly in accordance with GAAP the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. All such financial statements have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein).

Neither the Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Contingent Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any material interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto or expressly permitted to be incurred hereunder.

                 (b) The unaudited consolidated balance sheets of the Company as at June 30, 1996, certified by a Responsible Officer of the Company, copies of which have heretofore been furnished to each Lender, present fairly in accordance with GAAP the financial position of the Company and its consolidated Subsidiaries as at such dates. Such balance sheets, including the related schedules and notes thereto, have been prepared in accordance with GAAP (except as approved by such Responsible Officer and disclosed therein). The Company and its consolidated Subsidiaries did not have at the date of such balance sheets, any material Contingent Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency exchange transaction, which is not reflected in such balance sheets or in the notes thereto. During the period from December 31, 1995 to the Effective Date, no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Company or any of its consolidated Subsidiaries except as permitted under the Existing Credit Agreement, nor has any of the Capital Stock of the Company or any of its consolidated Subsidiaries been redeemed, retired, purchased or otherwise acquired for value by the Company or any of its consolidated Subsidiaries, respectively.

                 (c) The unaudited consolidated pro forma balance sheet of the Company and its consolidated Subsidiaries as at June 30, 1996, certified by a Responsible Officer of the Company (the "Pro Forma Balance Sheet"), a copy of which has heretofore been furnished to each Lender, is the unaudited balance sheet of the Company and its consolidated Subsidiaries, adjusted to give effect (as if such events had occurred on such date) to (i) the IPO, (ii) the extension of the Loans and the issuance of the Letters of Credit to be incurred or issued, as the case may be, on the Effective Date, (iii) the prepayment by Holdings of indebtedness in the principal amount of $10,000,000 (plus a $350,000 redemption premium), (iv) the contribution by Holdings to the Company of preferred stock, (v) the sale by the Company of one or more shares of the Company's Capital Stock to Holdings, (vi) the redemption by the Company, from the proceeds of the sale of its Capital Stock to Holdings, of approximately $33,300,000 of the Company's outstanding 12.75% Subordinated Notes, due March 1, 2005, for $37,500,000 (including the redemption premium), and (vii) the prepayment by the Company of a portion of the Revolving Credit Loans without reducing the Commitments. The Pro Forma Balance Sheet, together with the notes thereto, was prepared based on good faith assumptions in accordance with GAAP and is based on the best information available to the Company and its consolidated Subsidiaries as of the date of delivery thereof, and reflects on a pro forma basis the financial position of the Company and its consolidated Subsidiaries as of September 30, 1996, as adjusted, as described above, assuming that the events specified in the preceding sentence had actually occurred at September 30, 1996.

                 5.2 No Change. Since June 30, 1996 (before and after giving effect to the transactions described in subsection 5.1(c)) (a) there has been no change and, (as of the

Effective Date only) no development or event involving a prospective change, which has had or could reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Company nor has any of the Capital Stock of the Company been redeemed, retired, repurchased or otherwise acquired for value by the Company or any of its Subsidiaries, except as permitted by subsection 8.11.

                 5.3 Corporate Existence; Compliance with Law. Each of the Company and its Subsidiaries (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation, (b) has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, (c) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure so to qualify would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, and (d) except as disclosed in the Environmental Audit, is in compliance with all applicable statutes, laws, ordinances, rules, orders, permits and regulations of any governmental authority or instrumentality, domestic or foreign (including, without limitation, those related to Hazardous Materials and substances), except where noncompliance would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole. Except as disclosed in the Environmental Audit, none of the Company or any of its Subsidiaries has received any written communication from a Governmental Authority that alleges that the Company or any of its Subsidiaries is not in compliance, in all material respects, with all material federal, state, local or foreign laws, ordinances, rules and regulations.

                 5.4 Corporate Power; Authorization. Each of the Company and its Subsidiaries has the corporate power and authority to make, deliver and perform each of the Credit Documents to which it is a party, and the Company has the corporate power and authority and legal right to borrow hereunder and to have Letters of Credit issued for its account hereunder. Each of the Company and its Subsidiaries has taken all necessary corporate action to authorize the execution, delivery and performance of each of the Credit Documents to which it is or will be a party and the Company has taken all necessary corporate action to authorize the borrowings hereunder and the issuance of Letters of Credit for its account hereunder. No consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution, delivery or performance by the Company or any of its Subsidiaries, or for the validity or enforceability against the Company or any of its Subsidiaries, of any Credit Document except for consents, authorizations and filings which have been obtained or made and are in full force and effect and except (i) such consents, authorizations and filings, the failure to obtain or perform (x) which would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole and (y) which would not adversely affect the validity or enforceability of any of the Credit Documents or the rights or remedies of the Administrative Agent, the Collateral Agent or the Lenders thereunder and (ii) such filings as are necessary to perfect the Liens of the Lenders created pursuant to this Agreement and the Security Documents.

                 5.5 Enforceable Obligations. This Agreement and each of the other Credit Documents have been duly executed and delivered on behalf of any Credit Party that is party thereto. This Agreement and each of the other Credit Documents constitute the legal, valid and binding obligation of such Credit Party, and is enforceable against such Credit Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                 5.6 No Legal Bar. The execution, delivery and performance of each Credit Document, the incurrence or issuance of and use of the proceeds of the Loans and of drawings under the Letters of Credit and the Credit Documents
(a) will not violate any Requirement of Law or any Contractual Obligation applicable to or binding upon the Company or any Subsidiary of the Company or any of their respective properties or assets, in any manner which, individually or in the aggregate, (i) would have a material adverse effect on the ability of the Company or any such Subsidiary to perform its obligations under the Credit Documents (ii) would give rise to any liability on the part of the Administrative Agent, the Collateral Agent or any Lender or (iii) would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, and (b) will not result in the creation or imposition of any Lien on any of its properties or assets pursuant to any Requirement of Law applicable to it, as the case may be, or any of its Contractual Obligations, except for the Liens arising under the Security Documents.

                 5.7 No Material Litigation. No litigation by, investigation known to the Company by, or proceeding of, any Governmental Authority is pending against the Company or any of its Subsidiaries with respect to the validity, binding effect or enforceability of any Credit Document, the Loans made hereunder, the use of proceeds thereof or of any drawings under a Letter of Credit. No lawsuits, claims, proceedings or investigations pending or, to the best knowledge of the Company, threatened as of the Effective Date against or affecting the Company or any Subsidiary of the Company or any of their respective properties, assets, operations or businesses, in which there is a probability of an adverse determination, is reasonably likely, if adversely decided, to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

                 5.8 Investment Company Act. Neither the Company nor any Subsidiary of the Company is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

                 5.9 Federal Regulation. No part of the proceeds of any of the Loans or any drawing under a Letter of Credit will be used for any purpose which violates the provisions of Regulation G, T, U or X of the Board. Neither the Company nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under said Regulation U.

                 5.10 No Default. The Company and each of its Subsidiaries have performed all material obligations required to be performed by them under their respective Contractual Obligations and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder, except to the extent that such breach or default would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries is in default under any material judgment, order or decree of any Governmental Authority domestic or foreign, applicable to it or any of its respective properties, assets, operations or business, except to the extent that any such defaults would not, in the aggregate, have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

                 5.11 Taxes. Each of the Company and its Subsidiaries has filed or caused to be filed all material tax returns which, to the best knowledge of the Company, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves (or other sufficient provisions) in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the best knowledge of the Company, no written claim is being asserted, with respect to any such taxes, fees or other charges.

                 5.12 Subsidiaries. As of the Effective Date, after giving effect to the consummation of the IPO, the only Subsidiary of the Company is Prime Equipment. As of the Effective Date, Prime Equipment is an inactive Subsidiary and the aggregate value of its assets does not exceed $50,000.

                 5.13 Ownership of Property; Liens. As of the Effective Date and as of the making of any extension of credit hereunder (subject to transfers and dispositions of property permitted under subsection 8.5) each of the Company and its Subsidiaries has good and valid title to all of its material assets (other than real property or interests in real property) in each case free and clear of all mortgages, liens, security interests or encumbrances of any nature whatsoever except Permitted Liens. With respect to real property or interests in real property, as of the Effective Date, each of the Company and its Subsidiaries has (i) fee title to all of the real property listed on
Schedule 5.13 under the heading "Fee Properties" (each, a "Fee Property"), and
(ii) good and valid title to the leasehold estates in all of the real property leased by it and listed on Schedule 5.13 under the heading "Leased Properties" (each, a "Leased Property"), in each case free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (A) Permitted Liens, (B) any conditions that may be shown by a current, accurate survey or physical inspection of any Fee Property or Leased Property, (C) as to Leased Property, the terms and provisions of the respective lease therefor and any matters affecting the fee title and any estate superior to the leasehold estate related thereto, and (D) title defects, or leases or subleases granted to others, which are not material to the Fee Properties or the Leased Properties, as the case may be, taken as a whole. The Fee Properties and the Leased Properties constitute, as of the Effective Date, all of the real property owned in fee or leased by the Company and its Subsidiaries.

                 5.14 ERISA. The "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) of any Plan of the Company or any Commonly Controlled Entity would not result in a material liability to the Company if any or all such Plans were terminated. None of the Company, any Subsidiary of the Company or any Commonly Controlled Entity would be liable for any amount pursuant to Sections 4063, 4064 or 4069 of ERISA, if any Single Employer Plan were to terminate. Neither the Company nor any Commonly Controlled Entity has been involved in any transaction that would cause the Company to be subject to material liability with respect to a Plan to which the Company or any Commonly Controlled Entity contributed or was obligated to contribute during the six-year period ending on the date this representation is made or deemed made under Sections 4062, 4069 or 4212(c) of ERISA. Neither the Company nor any Commonly Controlled Entity has incurred any material liability under Title IV of ERISA which could become or remain a material liability of the Company after the Closing Date and the consummation of the Acquisition. None of the Company, any Subsidiary of the Company, or any director, officer or employee thereof, or any of the Plans (to the best knowledge of the Company with respect to any Multiemployer Plan), or any trust created thereunder, or any fiduciary thereof, has engaged in a transaction or taken any other action or omitted to take any action involving any Plan which could constitute a prohibited transaction within the meaning of Section 406 of ERISA which is not otherwise exempted and which would result in a material liability to the Company, or would cause the Company to be subject to either a material liability or material civil penalty assessed pursuant to Sections 409 or 502(i) or (l) of ERISA or a material tax imposed pursuant to Sections 4975 or 4976 of the Code. Each of the Plans (to the best knowledge of the Company with respect to any Multiemployer Plan) has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code. There are no material pending or, to the best knowledge of the Company, threatened claims by or on behalf of any of the Plans or any fiduciary, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan or fiduciary for which the Company could have any material liability (other than routine claims for benefits). No condition exists and no event has occurred with respect to any Multiemployer Plan which presents a material risk of a complete or partial withdrawal under Subtitle E of Title IV of ERISA for which the Company could have any material liability, nor has the Company or any Commonly Controlled Entity been notified that any such Multiemployer Plan is insolvent or in reorganization within the meaning of
Section 4241 of ERISA. Neither the Company nor any Commonly Controlled Entity nor any Subsidiary has been a party to any transaction or agreement to which the provisions of Section 4204 of ERISA were applicable (a "4204 Agreement"). None of the Company, or any Commonly Controlled Entity or any of their respective Subsidiaries is obligated to contribute to a Multiemployer Plan, on behalf of any current or former employee of the Company, any Commonly Controlled Entity or such Subsidiary. The liability to which the Company, any Commonly Controlled Entity or any of their respective Subsidiaries would become subject under ERISA if all such Persons were to withdraw completely from all Plans on the Closing Date (after giving effect to the Acquisition) is not in excess of $2,000,000. None of the Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Plans. No contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA.

                 5.15 Collateral Documents. (a) Each of the Pledge Agreements is effective to create in favor of the Collateral Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the pledged stock described therein and, when stock certificates representing or constituting the pledged stock described in each of the Pledge Agreements are delivered to the Collateral Agent, such security interest shall, subject to the existence of Permitted Liens, constitute a perfected first lien on, and security interest in, all right, title and interest of the pledgor party thereto in the pledged stock described therein.

                 (b) Each of the Security Agreements is effective to create in favor of the Collateral Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the collateral described therein and Uniform Commercial Code financing statements have been filed in each of the jurisdictions listed on Schedule 5.15(b), or arrangements have been made for such filing in such jurisdictions, and upon such filing, and upon the taking of possession by the Collateral Agent of any such collateral the security interests in which may be perfected only by possession, such security interests will, subject to the existence of Permitted Liens, constitute perfected first liens on, and security interests in, all right, title and interest of the debtor party thereto in the collateral described therein, except to the extent that a security interest cannot be perfected therein by the filing of a financing statement or the taking of possession under the Uniform Commercial Code of the relevant jurisdiction.

                 (c) Each Mortgage is effective to create in favor of the Collateral Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the collateral described therein, and upon filing the Mortgages in the jurisdictions listed on Schedule 5.13 (or, in the case of a Mortgage delivered pursuant to subsection 7.9, the jurisdiction in which the property covered by such Mortgage is located), such security interests will, subject to the existence of Permitted Liens, constitute perfected first liens on, and security interests in, all right, title and interest of the debtor party thereto in the collateral described therein.

                 5.16  Copyrights, Permits, Trademarks and Licenses.  Schedule
5.16 sets forth a true and complete list of all material trademarks (registered or unregistered), trade names, service marks and copyrights and applications therefor owned, used or filed by or licensed to the Company and its Subsidiaries and, with respect to registered trademarks (if any), contains a list of all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. Except as disclosed on
Schedule 5.16, the Company or a Subsidiary owns or has the right to use, without payment to any other party, trademarks (registered or unregistered), trade names, service marks, copyrights and applications therefor referred to in such Schedule. To the best knowledge of the Company, no claims are pending by any Person with respect to the ownership, validity, enforceability or the Company's or any Subsidiary's use of any such trademarks (registered or unregistered), trade names, service marks, copyrights, or applications therefor, challenging or questioning the validity or effectiveness of any of the foregoing, in any jurisdiction, domestic or foreign.

                 5.17 Environmental Matters. (a) Except as set forth in the Environmental Audit, to the best knowledge of the Company, the Mortgaged Properties do not contain, and have not previously contained, in, on or under including, without limitation, the soil and groundwater thereunder, any Hazardous Materials in amounts or concentrations that constitute or constituted a material violation of, or could reasonably give rise to material liability under, Environmental Laws.

                 (b) Except as set forth in the Environmental Audit, to the best knowledge of the Company, the Mortgaged Properties and all operations and facilities at the Mortgaged Properties are in material compliance with all Environmental Laws, and there is no contamination or violation of any Environmental Law which could materially interfere with the continued operation of, or materially impair the fair saleable value of, the Mortgaged Property.

                 (c) Except as set forth in the Environmental Audit, to the best knowledge of the Company, neither the Company nor any of its Subsidiaries has received or is aware of any complaint, notice of violation, alleged violation, or notice of investigation or of potential liability under Environmental Laws with regard to the Mortgaged Properties or the operations of the Company or its Subsidiaries, nor does the Company or any of its Subsidiaries have knowledge that any such action is being contemplated, considered or threatened.

                 (d) Except as set forth in the Environmental Audit, to the best knowledge of the Company, Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under the Mortgaged Property, nor have any Hazardous Materials been transported from the Mortgaged Property, in material violation of or in a manner that could reasonably give rise to material liability under any Environmental Laws.

                 (e) Except as set forth in the Environmental Audit, there are no governmental administrative actions or judicial proceedings pending or, to the best knowledge of the Company and its Subsidiaries, threatened, under any Environmental Law to which the Company or any of its Subsidiaries is a party with respect to the Mortgaged Property, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements, other than permits authorizing operations at facilities at the Mortgaged Property, outstanding under any Environmental Law with respect to the Mortgaged Property.

                 (f) Each of the representations and warranties set forth in subsection 5.17(a) through (e) is true and correct with respect to each parcel of real property owned or operated by the Company or any of its Subsidiaries (other than the Mortgaged Properties), except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct would not have any reasonable likelihood of having a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

                 5.18 Accuracy and Completeness of Information. The factual statements contained in the financial statements referred to in subsection 5.1(a), the Credit Documents and any other certificates or documents furnished or to be furnished to the Administrative Agent, the Collateral Agent or the Lenders from time to time in connection with this Agreement, taken as a whole, do not and will not, to the best knowledge of the Company, as of the date when made, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made, all except as otherwise qualified herein or therein, such knowledge qualification being given only with respect to factual statements made by Persons other than the Company or any of its Subsidiaries.


                 SECTION 6.  CONDITIONS PRECEDENT

                 6.1 Conditions to Initial Loans and Letters of Credit. The obligation of each Lender to make its Loans and the obligation of the Issuing Lender to issue any Letter of Credit on the Effective Date are subject to the satisfaction, or waiver by such Lender, of the following conditions on or prior to November 29, 1996 (the date on which such conditions are so satisfied or waived, the "Effective Date"):

                 (a) Agreement; Notes. The Administrative Agent shall have received (w) a counterpart of this Agreement for each Lender duly executed and delivered by a duly authorized officer of the Company,
         (x) for the account of each Revolving Credit Lender requesting the same pursuant to subsection 4.13, a Revolving Credit Note of the Company conforming to the requirements hereof and executed by a duly authorized officer of the Company, (y) for the account of each Lender holding a Term Loan and requesting the same pursuant to subsection 4.13, a Term Loan Note of the Company conforming to the requirements hereof and executed by a duly authorized officer of the Company, and
         (z) for the account of Chase, a Swing Line Note, conforming to the requirements hereof and executed by a duly authorized officer of the Company.

                 (b) IPO. The IPO shall have been consummated for aggregate gross proceeds to Holdings of at least $150,000,000, of which at least $80,000,000 shall be applied to prepay the Revolving Credit Loans in accordance with subsection 4.4(b)(iv)(A) without permanently reducing such Revolving Credit Commitments.

                 (c) Fees. The Administrative Agent, the Collateral Agent and the Lenders shall have received all fees, expenses and other consideration required to be paid or delivered and presented for payment on or before the Effective Date.

                 (d) Legal Opinions. The Administrative Agent shall have received, dated the date hereof and addressed to the Administrative Agent, the Collateral Agent and the Lenders, an opinion of Gibson, Dunn & Crutcher LLP, counsel to Holdings and the

         Company, in substantially the form of Exhibit K-2 with such changes thereto as may be approved by the Administrative Agent and its counsel. Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                 (e) Closing Certificate. The Administrative Agent shall have received a Closing Certificate of the Company and Holdings dated the date hereof, in substantially the form of Exhibits M-1 and M-2, respectively, with appropriate insertions and attachments, in form and substance satisfactory to the Administrative Agent and its counsel, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Company and Holdings, respectively.

                 (f) Consents, Authorizations and Filings, etc. Except for the financing statements contemplated by the Company Security Agreement and the Mortgages, and the filing of the Mortgages, all consents, authorizations and filings, if any, required in connection with the execution, delivery and performance by Holdings or the Company, and the validity and enforceability against Holdings and the Company, of the Credit Documents to which any of them is a party, shall have been obtained or made, and such consents, authorizations and filings shall be in full force and effect, except such consents, authorizations and filings, the failure to obtain which would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

                 (g) Credit Documents Confirmation. The Administrative Agent shall have received, dated the date hereof, a letter agreement confirming the continued effectiveness hereunder of the Credit Documents executed and delivered pursuant to the Existing Credit Agreement.

                 6.2 Conditions to All Loans and Letters of Credit. The obligation of each Lender to make any Loan (other than any Revolving Credit Loan the proceeds of which are to be used to repay Refunded Swing Line Loans) and the obligation of the Issuing Lender to issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date including the Effective Date:

                 (a) Representations and Warranties. Each of the representations and warranties made in or pursuant to Section 5 or which are contained in any other Credit Document shall be true and correct in all material respects on and as of the date of such Loan or of the issuance of such Letter of Credit as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date).

                 (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such Borrowing Date or after giving effect to such Loan to be made or such Letter of Credit to be issued on such Borrowing Date.

                 (c) Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of a Responsible Officer of the Company to the effect that the applicable statements contained in paragraphs (a) and (b) above are true and correct as at the Borrowing Date.

Each borrowing by the Company hereunder and the issuance of each Letter of Credit by the Issuing Lender hereunder shall constitute a representation and warranty by the Company as of the date of such borrowing or issuance that the conditions in clauses (a) and (b) and of this subsection 6.2 have been satisfied.


                 SECTION 7.  AFFIRMATIVE COVENANTS

                 The Company hereby agrees that, so long as the Commitments remain in effect, any Loan, Note or L/C Obligation remains outstanding and unpaid, any amount (unless cash in an amount equal to such amount has been deposited to a cash collateral account established by the Collateral Agent) remains available to be drawn under any Letter of Credit or any other amount is owing to any Lender, the Administrative Agent or the Collateral Agent hereunder or under any of the other Credit Documents, it shall, and, in the case of the agreements contained in subsections 7.3 through 7.6, and 7.8 through 7.9, the Company shall cause each of its Subsidiaries to:

                 7.1 Financial Statements. Furnish to the Administrative Agent (with sufficient copies for each Lender which the Administrative Agent shall promptly furnish to each Lender):

                 (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of stockholders' equity and cash flows and the consolidated statements of income of the Company and its Subsidiaries for such fiscal year, setting forth in each case (other than for the financial statements delivered with respect to the first fiscal year of the Company ended following the Closing Date) in comparative form the figures for the previous year and, in the case of the consolidated balance sheet referred to above, reported on, without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, or qualification which would affect the computation of financial covenants, by independent certified public accountants of nationally recognized standing;

                 (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and the portion of the fiscal year of the Company through such date, setting forth in each case (other than for the financial statements delivered with respect to fiscal quarters occurring during the first fiscal year of the Company ended following the Closing Date) in comparative form the figures for the corresponding quarter in, and year to date portion of, the previous year, and the figures for such periods in the budget prepared by the Company and furnished to the Administrative Agent, certified by the chief financial officer, controller or treasurer of the Company as being fairly stated in all material respects;

                 (c) concurrently with the delivery of financial statements pursuant to subsection 7.1(a) or (b), a certificate of the chief financial officer of the Company setting forth, in reasonable detail, the computations of Consolidated EBITDA as of the last day of the fiscal period covered by such financial statements, Capital Expenditures as of such last day, the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA as of such last day and the Interest Coverage Ratio as of such last day;

all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP.

                 7.2 Certificates; Other Information. Furnish to the Administrative Agent (with sufficient copies for each Lender which the Administrative Agent shall promptly deliver to each Lender):

                 (a) concurrently with the delivery of the consolidated financial statements referred to in subsection 7.1(a), a letter from the independent certified public accountants reporting on such financial statements stating that in making the examination necessary to express their opinion on such financial statements no knowledge was obtained of any Default or Event of Default under subsections 4.4(b), 8.1, 8.3, and 8.6 through 8.11, except as specified in such letter;

                 (b) within 15 days of the delivery of the financial statements referred to in subsections 7.1(a) and (b) (except that the certificate referred to in clause (i) below shall be delivered concurrently with such financial statements), a certificate of the chief financial officer of the Company (i) stating that, to the best of such officer's knowledge, each of the Company and its Subsidiaries has observed or performed all of its respective covenants and other agreements, and satisfied every material condition, contained in this Agreement, the Notes and the other Credit Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) showing in detail as of the end of the related fiscal period the figures and calculations supporting such statement in respect of clause (e) of subsection 8.1, clauses (b) and (e) of subsection 8.3, and subsections 8.7 through 8.12 and (iii) if not specified in the financial statements delivered pursuant to subsection 7.1, specifying the aggregate amount of interest paid or accrued by the Company and its Subsidiaries, and the aggregate amount of depreciation, depletion and amortization charged on the books of the Company and its Subsidiaries, during such accounting period;

                 (c) promptly upon receipt thereof, copies of all final reports submitted to the Company or to any of its Subsidiaries by independent certified public accountants in connection with each annual, interim or special audit of the books of the Company or any of its Subsidiaries made by such accountants, including, without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit;

                 (d) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available to the public generally by the Company or any of its Subsidiaries, if any, and all regular and periodic reports and all final registration statements and final prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions;

                 (e) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a management summary describing and analyzing the performance of the Company and its Subsidiaries during the periods covered by such financial statements;

                 (f) within 45 days after the end of each fiscal quarter, a summary of all Asset Sales during such fiscal quarter including the amount of all Net Proceeds from such Asset Sales not previously applied to prepayments of the Loans and reductions of the Commitments pursuant to the proviso to subsection 4.4(b)(ii);

                 (g) within 30 days after the end of each calendar month, a borrowing base certificate calculating the Borrowing Base as of the last day in such calendar month, substantially in the form of Exhibit N hereto (a "Borrowing Base Certificate"), executed by a Responsible Officer of the Borrower; and

                 (h) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                 7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations and liabilities of whatever nature, except (a) when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or any of its Subsidiaries, as the case may be, (b) for delinquent obligations which do not have a material adverse affect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole and (c) for trade and other accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which (i) a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Company or any of its Subsidiaries, as the case may be, or (ii) do not, in the aggregate, equal or exceed $250,000.

                 7.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all material rights, material privileges, franchises, copyrights, trademarks and trade names necessary or desirable in the normal conduct of its business except for rights, privileges, franchises, copyrights, trademarks and tradenames the loss of which would not in the aggregate have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, and except as otherwise permitted by subsections 8.4 and 8.5; and comply with all applicable Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

                 7.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted); and

                 (b) Maintain with financially sound and reputable insurance companies (x) insurance on all its property in at least such amounts and with only such deductibles as are usually maintained by, and against at least such risks (but including, in any event, public liability insurance) as are usually insured against in the same general area, by companies engaged in the same or a similar business and (y) the flood insurance, if any, required pursuant to subsection 7.9(b)(ii); and furnish to each Lender, (i) annually, a schedule disclosing (in a manner substantially similar to that used in the schedule provided pursuant to subsection 6.1(o) of the Existing Credit Agreement) all insurance against products liability risk maintained by the Company and its Subsidiaries pursuant to this subsection 7.5(b) or otherwise and (ii) upon written request of any Lender, full information as to the insurance carried; provided that the Company may implement programs of self insurance in the ordinary course of business and in accordance with industry standards for a company of similar size so long as reserves are maintained in accordance with GAAP for the liabilities associated therewith.

                 7.6 Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities which permit financial statements to be prepared in conformity with GAAP and all Requirements of Law; permit representatives of any Lender upon reasonable notice (but no more frequently than monthly unless a Default or Event of Default shall have occurred and be continuing), to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be requested upon reasonable notice, and to discuss the business, operations, assets and financial and other condition of the Company and its Subsidiaries with officers and employees thereof and with their independent certified public accountants; and permit representatives of the Collateral Agent upon reasonable notice to perform a collateral examination in accordance with its customary practices at least once each fiscal year (which collateral examination the Collateral Agent hereby agrees to perform).

                 7.7 Notices. Promptly give notice to the Administrative Agent, the Collateral Agent and each Lender:

                 (a)  of the occurrence of any Default or Event of Default;

                 (b) of any (i) default or event of default under any instrument or other agreement, guarantee or collateral document of the Company or any of its Subsidiaries which default or event of default has not been waived and would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, or any other default or event of default under any such instrument, agreement, guarantee or other collateral document which, but for the proviso to clause (e) of Section 9, would have constituted a Default or Event of Default under this Agreement, or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, or receipt of any notice of any environmental claim or assessment against the Company or any of its Subsidiaries by any Governmental Authority, which in any such case would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole;

                 (c) of any litigation or proceeding against the Company or any of its Subsidiaries (i) in which more than $2,000,000 of the amount claimed is not covered by insurance or (ii) in which injunctive or similar relief is sought which if obtained would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole;

                 (d) of the following events, as soon as practicable after, and in any event within 30 days after, the Company knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan which Reportable Event could reasonably result in material liability to the Company and its Subsidiaries taken as a whole or (ii) the institution of proceedings or the taking of any other action by PBGC, the Company or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan and, with respect to a Multiemployer Plan, the Reorganization or Insolvency of the Plan, in each of the foregoing cases which could reasonably result in material liability to the Company and its Subsidiaries taken as a whole, and in addition to such notice, deliver to the Administrative Agent, the Collateral Agent and each Lender whichever of the following may be applicable: (A) a certificate of a Responsible Officer of the Company setting forth details as to such Reportable Event and the action that the Company or such Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be;

                 (e) concurrently with the delivery of the information delivered pursuant to subsection 7.2(f) and each prepayment required pursuant to subsection 4.4(b)(ii), of any Asset Sale or substantially like-kind exchange of real property by the Company or any of its Subsidiaries; and

                 (f) of a material adverse change known to the Company or its Subsidiaries in the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

Each notice pursuant to this subsection 7.7 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and (in the cases of clauses (a) through (d)) stating what action the Company proposes to take with respect thereto.

                 7.8 Environmental Laws. (a) Comply with, and use all reasonable efforts to insure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and require that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to do so would not have any reasonable likelihood of having a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole or on the validity or enforceability of any of the Credit Documents or the rights and remedies of the Administrative Agent, the Collateral Agent or the Lenders thereunder;

                 (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions, required under applicable Environmental Laws, and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings; and

                 (c) In regard to this Agreement or in any way relating to the Company or its Subsidiaries or their current or former operations, defend, indemnify and hold harmless the Administrative Agent, the Collateral Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to Hazardous Material or Environmental Laws, including, without limitation, any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, remediation costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this subsection 7.8(c) shall survive repayment of the Loans and all other amounts payable hereunder.

                 7.9 After Acquired Real Property; Filing of Mortgages. (a) Within 90 days after the date of acquisition of any fee interest in real property (including any like kind exchanges in accordance with subsection 8.5(e)) for consideration in excess of $1,000,000, deliver to the Collateral Agent a Mortgage granting the Collateral Agent a valid and enforceable perfected lien on such acquired real property subject only to Permitted Liens and such other Liens reasonably acceptable to the Collateral Agent, together with in respect of each parcel covered by each Mortgage delivered pursuant to this subsection 7.9(a) a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (a) be issued by a title company satisfactory to the Collateral Agent, (b) be in an amount reasonably satisfactory to the Collateral Agent, (c) insure that the Mortgage insured thereby creates a valid first Lien on such parcel free and clear of all Liens, defects and encumbrances, except Permitted Liens, (d) name the Collateral Agent, for the benefit of the Lenders, as the insured thereunder, (e) contain such endorsements and affirmative coverage as the Collateral Agent may reasonably request and (f) provide for the issuance of an ALTA Loan Policy - 1990 (Amended 6/15/94) or its substantial equivalent. Such policy or binder may contain an exception for any condition that may be shown by a current, accurate survey or physical inspection of the property covered thereby.

                 (b) If any Mortgaged Property is located in a "special flood hazard area" designated under the Flood Disaster Protection Act of 1973, deliver to the Collateral Agent, upon its request, (i) a policy of flood insurance which (A) covers any parcel of improved real property which is encumbered by any Mortgage, (B) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the Flood Disaster Protection Act of 1973, whichever is less, and (C) has a term ending not later than the maturity of the indebtedness secured by such Mortgage and
(ii) confirmation that the Company has received the notice required pursuant to
Section 208(e)(3) of Regulation H of the Board of Governors of the Federal Reserve System. The Company shall take all actions necessary to ensure that the security interest in the collateral described in each Mortgage delivered pursuant to subsection 7.9 constitutes a perfected lien on, and security interest in, all right, title and interest of the debtor party thereto in such collateral (including, without limitation, recording of each mortgage in the appropriate jurisdictions and payment of all premiums in respect of each title insurance policy and all charges for mortgage recording tax, intangible tax and recording fees, if any, and executing all necessary affidavits in connection with the calculation of and payment of such mortgage recording tax, intangible tax and recording fees).

                 7.10 Notices of Redemption. Give notices of redemption to the trustee under the indenture pertaining to the Subordinated Debt and cause Holdings to give notices of redemption to the trustee under the indenture pertaining to the Holdings securities, in each case by November 29, 1996.


                 SECTION 8.  NEGATIVE COVENANTS

                 The Company hereby agrees that it shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly so long as the Commitments remain in effect or any Loan, Note or L/C Obligation remains outstanding and unpaid, any amount remains available to be drawn under any Letter of Credit or any other amount is owing to any Lender, the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document (it being understood that each of the permitted exceptions to each of the covenants in this Section 8 is in addition to, and not overlapping with, any other of such permitted exceptions except to the extent expressly provided):

                 8.1 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                 (a) the Indebtedness outstanding on the Effective Date and reflected on Schedule 8.1(a), but excluding the refinancing of any such Indebtedness;

                 (b) Indebtedness consisting of the Loans and in connection with the Letters of Credit and this Agreement;

                 (c)  Indebtedness (i) of the Company to any Subsidiary and
         (ii) of any Subsidiary to the Company or any other Subsidiary in an aggregate principal amount at any time outstanding not to exceed $500,000;

                 (d) Indebtedness of the Company in respect of the Subordinated Debt;

                 (e)  (i)  Indebtedness of the Company and its Subsidiaries for
         (A) industrial revenue bonds or other similar governmental and municipal bonds and (B) the deferred purchase price of newly acquired property of the Company and its Subsidiaries (pursuant to purchase money mortgages or otherwise) used in the ordinary course of business of the Company and its Subsidiaries other than Rental Fleet Equipment (provided such financing is entered into within 180 days of the acquisition of such property) in an amount (based on the remaining balance of the obligations therefor on the books of the Company and its Subsidiaries) which in the case of preceding clauses (A) and (B) shall not exceed $10,000,000 in the aggregate at any one time outstanding and (ii) Indebtedness of the Company and its Subsidiaries in respect of Financing Leases to the extent subsections 8.7 and 8.10 would not be contravened;

                 (f) Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding not in excess of the equivalent at the date of each incurrence thereof of $500,000;

                 (g) Indebtedness of the Company and Subsidiaries in an aggregate principal amount at any one time outstanding not in excess of $10,000,000;

                 (h) Indebtedness in respect of letters of credit (other than Letters of Credit issued hereunder) not to exceed an aggregate amount equal to $5,000,000;

                 (i) (i) Indebtedness assumed in connection with acquisitions permitted by subsection 8.6(g) (so long as such Indebtedness was not incurred in anticipation of such acquisitions), (ii) Indebtedness of newly acquired Subsidiaries acquired in such acquisitions (so long as such Indebtedness was not incurred in anticipation of such acquisition) and (iii) Indebtedness owed to the seller in any acquisition permitted by subsection 8.6(g) constituting part of the purchase price thereof, all of which Indebtedness permitted by this subsection 8.1(i) shall not exceed in the aggregate at any time $5,000,000; and

                 (j) Indebtedness in connection with workmen's compensation obligations and general liability exposure of the Company and its Subsidiaries.

                 8.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets, income or profits, whether now owned or hereafter acquired, except:

                 (a) Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

                 (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations which are not yet due or which are bonded or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

                 (c) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation;

                 (d) deposits to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                 (e) easements (including, without limitation, reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially detract from the aggregate (i) value of the properties of the Company and its Subsidiaries, taken as a whole or (ii) materially interfere with or adversely affect in any material respect the ordinary conduct of the business of the Company and its Subsidiaries on the properties subject thereto, taken as a whole;

                 (f) Liens in favor of the Collateral Agent and the Lenders pursuant to the Credit Documents delivered in connection with the Existing Credit Agreement or hereunder and bankers' liens arising by operation of law;

                 (g) Liens on property of the Company or any of its Subsidiaries created solely for the purpose of securing Indebtedness permitted by subsection 8.1(e) or 8.1(i)(i) or (ii) (so long as such Lien was not incurred in anticipation of the related acquisition), representing or incurred to finance, refinance or refund the purchase price of property, provided that no such Lien shall extend to or cover other property of the Company or such Subsidiary other than the respective property so acquired, and the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property;

                 (h) Liens existing on the Effective Date and described in subsection 5.13 or Schedule 8.2;

                 (i) Liens on documents of title and the property covered thereby securing Indebtedness in respect of the Commercial L/Cs;

                 (j) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Subsidiary of the Company has easement rights or on any Leased Property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

                 (k) Liens in connection with workmen's compensation obligations and general liability exposure of the Company and its Subsidiaries; and

                 (l) Liens on goods (and Proceeds thereof) securing reimbursement obligations in respect of commercial letters of credit issued in accordance with the terms of this Agreement.

                 8.3 Limitation on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligation except:

                 (a)  the Guarantees;

                 (b) other guarantees by the Company incurred in the ordinary course of business for an aggregate amount not to exceed $2,000,000 at any one time;

                 (c) guarantees by the Company of obligations of its Subsidiaries;

                 (d) Contingent Obligations existing on the Effective Date and described in Schedule 8.3(d);

                 (e) guarantees of obligations to third parties in connection with relocation of employees of the Company or any of its Subsidiaries, in an amount which, together with all loans and advances made pursuant to subsection 8.6(f), shall not exceed $2,000,000 at any time outstanding;

                 (f) Contingent Obligations in connection with workmen's compensation obligations and general liability exposure of the Company and its Subsidiaries; and

                 (g) subordinated guarantees of subordinated debt issued by Subsidiaries of the Company which have also issued Guarantees, provided such subordinated guarantees are subordinated to the Guarantees on the same basis as the Subordinated Debt is subordinated to the Loans.

                 8.4 Prohibition of Fundamental Changes. Enter into any merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or engage in any type of business other than of the same general type now conducted by it, except (a) for the transactions otherwise permitted pursuant to clause (b) of subsection
8.5 and (b) any Subsidiary of the Company may be merged with and into the Company or a Subsidiary of the Company.

                 8.5 Prohibition on Sale of Assets. Convey, sell, lease (other than a sublease of real property), assign, transfer or otherwise dispose of (including through a transaction of merger or consolidation of any Subsidiary of the Company) any of its property, business or assets (including, without limitation, tax benefits, receivables and leasehold interests), whether now owned or hereafter acquired, except:

                 (a) for (i) sales or other dispositions of inventory, new equipment or rental fleet equipment, stores (whether owned in fee or leased by the Company or any Subsidiary), leaseholds or other tangible personal property made in the ordinary course of business, but in no event may such sales or dispositions of Rental Fleet Equipment exceed, in aggregate original purchase prices, during any fiscal year of the Company, 33% of the aggregate original purchase prices of all Rental Fleet Equipment of the Company and its Subsidiaries at the end of the immediately preceding fiscal year and (ii) sales of obsolete or worn-out property;

                 (b) that any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to, or merge with and into, the Company or a wholly-owned Subsidiary of the Company and any Subsidiary of the Company may sell or otherwise dispose of, or part with control of any or all of, the stock of any Subsidiary to a wholly-owned Subsidiary of the Company, provided that no such transaction may be effected if it would result in the transfer of any assets of, or any stock of, a Subsidiary to, or the merger with and into, another Subsidiary all of the Capital Stock of which owned by the Company or any Subsidiary has not been pledged to the Collateral Agent and which has not guaranteed the obligations of the Company under the Notes and this Agreement, and granted liens or security interests in favor of the Collateral Agent, for the benefit of the Lenders, on substantially all of its assets to secure such guarantee, pursuant to a guarantee, security agreement and other documentation reasonably satisfactory to the Collateral Agent;

                 (c) leases of Fee Properties and other real property owned in fee and subleases of Leased Properties;

                 (d) any condemnation or eminent domain proceedings affecting any real property, provided, however, that the parties hereto agree that the net proceeds received in connection with such proceeding shall be deemed not to constitute "Net Proceeds" if such net proceeds are reinvested in new or existing properties within eighteen months;

                 (e) substantially like-kind exchanges of real property provided that any cash received by the Company or any Subsidiary of the Company in connection with such an exchange (net of all costs and expenses incurred in connection with such transaction or with the commencement of operation of real property received in such exchange) shall be deemed to be Net Proceeds and shall be applied as provided for herein;

                 (f) for the sale or other disposition of any personal property that, in the reasonable judgment of the Company has become uneconomic, obsolete or worn out, and which in each case is disposed of in the ordinary course of business; and

                 (g) for the sale or other disposition of any property the aggregate amount of the net proceeds received in respect of which shall not exceed $1,000,000.

                 8.6 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in (including, without limitation, any acquisition of all or any substantial portion of the assets, and any acquisition of a business or a product line, of other companies, other than the acquisition of inventory in the ordinary course of business), any Person, except:

                 (a) the Company may make loans or advances to any Subsidiary, and any Subsidiary may make loans or advances to the Company or any other Subsidiary, to the extent in each case the Indebtedness created thereby is permitted by paragraph (c) of subsection 8.1;

                 (b) (i) any Subsidiary may make investments in the Company (by way of capital contribution or otherwise), (ii) the Company and any Subsidiary may make investments in, or create, any wholly-owned Domestic Subsidiary (by way of capital contribution or otherwise) or make investments permitted by subsection 8.5(b), provided that, in any such case, (x) if stock is issued or otherwise acquired in connection with such investment, or if the stock of such Subsidiary was not previously pledged to the Collateral Agent, such stock is pledged to the Collateral Agent for the benefit of the Lenders so that 100% of the Capital Stock of such Subsidiary is pledged to the Collateral Agent and (y) such Subsidiary guarantees the obligations of the Company under the Notes and this Agreement, and grants liens or security interests in favor of the Collateral Agent, for the benefit of the Lenders, on substantially all of its assets to secure such guarantee, pursuant to a guarantee, a security agreement and other documentation reasonably satisfactory to the Collateral Agent and
         (iii) the Company and any Subsidiary may make investments in, or create, any wholly-owned Foreign Subsidiary (by way of capital contribution or otherwise) or make investments permitted by subsection 8.5(b), provided that (x) at least 66% of the Capital Stock of such wholly-owned Foreign Subsidiary is pledged to the Administrative Agent for the benefit of the Lenders and (y) the aggregate amount of all investments in such Foreign Subsidiaries shall not exceed $500,000;

                 (c) the Company and its Subsidiaries may invest in, acquire and hold Cash Equivalents;

                 (d) the Company or any of its Subsidiaries may make payroll advances in the ordinary course of business;

                 (e) the Company or any of its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (provided that nothing in this clause (e) shall prevent the Company or any Subsidiary from offering such concessionary trade terms, or from receiving such investments in connection with the bankruptcy or reorganization of their respective suppliers or customers or the settlement of disputes with such customers or suppliers arising in the ordinary course of business, as management deems reasonable in the circumstances);

                 (f) the Company or any of its Subsidiaries may make travel and entertainment advances and relocation and other loans to officers and employees of the Company or any such Subsidiary, provided that the aggregate principal amount of all such loans and advances outstanding at any one time, together with the guarantees of such loans and advances made pursuant to subsection 8.3(e), shall not exceed $2,000,000 at any one time outstanding;

                 (g) the Company and its Subsidiaries may make expenditures to acquire all or a portion of the Capital Stock or assets of any Person, provided that such expenditures are not prohibited by subsection 8.7 and the provisions of subsection 8.6(b)(ii) are satisfied; and

                 (h) acquisitions of companies engaged primarily in businesses similar to the businesses in which the Company and its Subsidiaries are engaged ("Section 8.6 Acquisitions") to the extent that the amount expended to make such Acquisitions constitutes Capital Expenditures permitted pursuant to subsection 8.7(b).

                 8.7 Capital Expenditures. Make or commit to make any Capital Expenditures, except that the Company and its Subsidiaries may make or commit to make:

                 (a) Capital Expenditures not exceeding the amount set forth below (the "Base Amount") for each of the fiscal years of the Company (or other period) set forth below:

                          Fiscal Year
                           or Period                   Base Amount
                          ----------                   -----------
                          1996                          106,000,000
                          1997                          130,000,000
                          1998                          135,000,000
                          1999                          150,000,000
                          2000                          175,000,000
                          2001                          200,000,000
                          2002                          225,000,000

         provided, however, that for any fiscal year commencing with the 1996 fiscal year of the Company, the Base Amount set forth above may be increased by a maximum of $20,000,000 for any such fiscal year by carrying over to any such fiscal year any portion of the Base Amount (as increased) not spent in the immediately preceding fiscal year; and

                 (b)  additional Capital Expenditures in respect of (i) Section
         8.6 Acquisitions in an aggregate amount not to exceed $60,000,000 (the "Acquisition Base Amount") and (ii) the Vibroplant Acquisition; provided that the aggregate amount of Capital Expenditures permitted to be made pursuant to this subsection 8.7(b) may be increased from time to time by a maximum of $10,000,000 in the aggregate by applying a portion of the Base Amount for the respective fiscal year equal to such increase to such Section 8.6 Acquisitions (such application of the Base Amount for any such year not being considered a usage of the Acquisition Base Amount).

                 8.8 Consolidated EBITDA. At the last day of any fiscal quarter set forth below, commencing with the first full fiscal quarter of the 1995 fiscal year of the company beginning on or after the Closing Date, permit Consolidated EBITDA for the period of four fiscal quarters ending on such day (or, if shorter, the period commencing on the first day of the first fiscal quarter commencing on or after the Closing Date and ending on such day) to be less than the amount set forth opposite such fiscal quarter below:

            Fiscal Year         Fiscal Quarter                Amount
            -----------         --------------                ------
               1996                First                     60,000,000
                                   Second                    66,000,000
                                   Third                     74,000,000
                                   Fourth                    81,000,000
               1997                First                     85,000,000
                                   Second                    91,000,000
                                   Third                     97,000,000
                                   Fourth                   103,000,000
               1998                First                    103,000,000
                                   Second                   106,000,000
                                   Third                    111,000,000
                                   Fourth                   116,000,000
               1999                First                    116,000,000
                                   Second                   120,000,000
                                   Third                    123,000,000
                                   Fourth                   130,000,000
               2000                First                    130,000,000
                                   Second                   133,000,000
                                   Third                    138,000,000
                                   Fourth                   142,000,000
               2001                First                    142,000,000
                                   Second                   142,000,000
                                   Third                    142,000,000
                                   Fourth                   142,000,000

               2002                First                    142,000,000
                                   Second                   142,000,000
                                   Third                    142,000,000

                 8.9 Debt Coverage Ratio. At the last day of any fiscal quarter set forth below, commencing with the fourth fiscal quarter of the 1995 fiscal year of the Company, permit the Debt Coverage Ratio for the period of four fiscal quarters ending on such day to be greater than the ratio set forth below for such fiscal quarter:

            Fiscal Year         Fiscal Quarter                Ratio
            -----------         --------------                -----
               1996                Second                    5.20 to 1
                                   Third                     5.10 to 1
                                   Fourth                    5.00 to 1
               1997                First                     5.00 to 1
                                   Second                    4.90 to 1
                                   Third                     4.70 to 1
                                   Fourth                    4.50 to 1
               1998                First                     4.50 to 1
                                   Second                    4.40 to 1
                                   Third                     4.20 to 1
                                   Fourth                    4.00 to 1
               1999                First                     4.00 to 1
                                   Second                    3.95 to 1
                                   Third                     3.85 to 1
                                   Fourth                    3.75 to 1
               2000                First                     3.75 to 1
                                   Second                    3.70 to 1
                                   Third                     3.60 to 1
                                   Fourth                    3.50 to 1
               2001                First                     3.50 to 1
                                   Second                    3.50 to 1
                                   Third                     3.50 to 1
                                   Fourth                    3.50 to 1
               2002                First                     3.50 to 1
                                   Second                    3.50 to 1
                                   Third                     3.50 to 1

                 8.10 Interest Coverage. At the last day of any fiscal quarter set forth below, permit the Interest Coverage Ratio to be less than the ratio set forth below for such fiscal quarter:

                                                        Interest
                                                        Coverage
            Fiscal Year         Fiscal Quarter           Ratio
            -----------         --------------           -----


               1996                Second               2.00 to 1
                                   Third                2.00 to 1
                                   Fourth               2.05 to 1
               1997                First                2.05 to 1
                                   Second               2.05 to 1
                                   Third                2.10 to 1
                                   Fourth               2.10 to 1
               1998                First                2.20 to 1
                                   Second               2.20 to 1
                                   Third                2.25 to 1
                                   Fourth               2.30 to 1
               1999                First                2.30 to 1
                                   Second               2.30 to 1
                                   Third                2.40 to 1
                                   Fourth               2.50 to 1
               2000                First                2.50 to 1
                                   Second               2.50 to 1
                                   Third                2.60 to 1
                                   Fourth               2.70 to 1
               2001                First                2.70 to 1
                                   Second               2.70 to 1
                                   Third                2.70 to 1
                                   Fourth               2.70 to 1
               2002                First                2.70 to 1
                                   Second               2.70 to 1
                                   Third                2.70 to 1

                 8.11 Limitation on Dividends. Declare any dividends on any shares of any class of stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of any class of stock, or any warrants or options to purchase such stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any of its Subsidiaries; except that:

                 (a) Subsidiaries may pay dividends to the Company or to Subsidiaries which are directly or indirectly wholly owned by the Company;

                 (b) the Company may pay or make dividends or distributions to any holder of its capital stock in the form of additional shares of Capital Stock of the same class and type, provided such shares of Capital Stock are pledged to the Collateral Agent for the benefit of the Lenders; and

                 (c) the Company may pay dividends or make other distributions:

                             (i)  to Holdings in amounts equal to amounts
                 required for Holdings to pay franchise taxes and other fees required to maintain its corporate existence and provide for other operating costs in the ordinary course of business;

                            (ii) to Holdings in amounts equal to amounts required for Holdings to pay Federal, state and local income taxes to the extent such income taxes are attributable to the income of the Company and its Subsidiaries;

                           (iii) to Holdings in amounts equal to amounts expended by Holdings to repurchase Capital Stock of Holdings owned by former employees of the Company or its Subsidiaries or their assigns, estates and heirs, provided that the aggregate amount paid, loaned or advanced to Holdings pursuant to this clause (iii) shall not, in the aggregate, exceed the sum of $4,000,000 plus any amounts contributed by Holdings to the Company as a result of resales of such repurchased shares of Capital Stock;

                            (iv) so long as, after giving effect thereto, no Default or Event of Default has occurred and is continuing, the Company may pay cash dividends to Holdings, provided that, after giving effect to such cash dividends, the aggregate amount of payments by the Company of cash dividends pursuant to this clause (iv) in respect of its common stock made on and after the Effective Date shall not exceed 25% of consolidated net income of the Company for the period commencing with the fiscal quarter commencing immediately prior to the Effective Date through the fiscal quarter ending immediately prior to the date of proposed payment of such dividend, but in no event more than $3,000,000 in any fiscal year pursuant to this clause (iv).

                 8.12 Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate except for transactions which are otherwise permitted under this Agreement and which are in the ordinary course of the Company's or a Subsidiary's business and which are upon fair and reasonable terms no less favorable to the Company or such Subsidiary than it would obtain in a hypothetical comparable arm's length transaction with a Person not an Affiliate; provided, however, that nothing in this subsection 8.12 shall prohibit the Company or any of its Subsidiaries from engaging in the following transactions: (x) the performance of the Company's or such Subsidiary's obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course, (y) payment of compensation to employees, officers, directors or consultants in the ordinary course of business and (z) maintenance of benefit programs or arrangements for employees, officers or directors, including, without limitation, vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans.

                 8.13 Prepayments and Amendments of Subordinated Debt and Equity. (a) Optionally prepay, retire, redeem, purchase, defease or exchange, or make any mandatory prepayment of the Subordinated Debt or pay any interest on the Subordinated Debt in cash if such interest may be paid by the issuance of additional Subordinated Debt or (b) amend, supplement or otherwise modify any documentation governing any Subordinated Debt (other than (I) amendments to such Subordinated Debt which reduce the interest rate or extend the maturity thereof, (II) waivers of compliance by the Company with any of the terms or conditions of such Subordinated Debt (except those which by their terms run to the benefit of the Lenders) and (III) any amendment, supplement or modification described in clause (i) of Section 9(k)).

                 8.14 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Company to end on a day other than December 31.

                 8.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Company is engaged on the date of this Agreement or which are directly related thereto.


                         SECTION 9.  EVENTS OF DEFAULT

                 Upon the occurrence and during the continuance of any of the following events:

                 (a) The Company shall fail (i) to pay any principal of any Note when due in accordance with the terms hereof or thereof or to reimburse the Issuing Lender in accordance with subsection 3.8 or (ii) pay any interest on any Loan or any other amount payable hereunder within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                 (b) Any representation or warranty made or deemed made by any Credit Party in any Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                 (c) The Company shall default in the observance or performance of any agreement contained in subsection 7.7(a), 7.9 or
         Section 8 of this Agreement or Holdings shall default in the observance or performance of any agreement contained in Section 5 of the Holdings Pledge Agreement or the Company shall default in the observance or performance of any agreement contained in subsections 3(a), (h) through (k) and (o) of the Company Security Agreement or Holdings shall default in the observance or performance of any agreement contained in Section 10 of the Holdings Guarantee, or, with respect to any Subsidiary which becomes a Credit Party after the Closing Date, the Company or such Subsidiary shall default in the observance or performance of the corresponding provisions of the pledge agreement, guarantee and security agreement to which it is a party; or

                 (d) Any Credit Party shall default in the observance or performance of any other agreement contained in any Credit Document and such default shall continue unremedied for a period of 30 days; or

                 (e) The Company or any of its Subsidiaries shall (i) default in any payment of principal of or interest on or other amounts in respect of any Indebtedness (other than the Loans, the L/C Obligations and any inter-company debt) or Interest Rate

         Agreement or in the payment of any Contingent Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness, Interest Rate Agreement or Contingent Obligation was created; or (ii) default in the observance or performance of 79 any other agreement or condition relating to any such Indebtedness, Interest Rate Agreement or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, any applicable grace period having expired, or such Contingent Obligation to become payable, any applicable grace period having expired; in each case, provided that the aggregate principal amount of all such Indebtedness, Interest Rate Agreements and Contingent Obligations under which a payment default exists as in (a) above or which would then become due or payable equals or exceeds $5,000,000; or

                 (f) (i) The Company or any of its Subsidiaries or Holdings shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries or Holdings shall make a general assignment for the benefit of its creditors; or
         (ii) there shall be commenced against the Company or any of its Subsidiaries or Holdings any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Subsidiaries or Holdings any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its Subsidiaries or Holdings shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or any of its Subsidiaries or Holdings shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                 (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan which is not otherwise exempted, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any material liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions relating to a Plan, if any, would be reasonably likely to subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole; or

                 (h) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within the time required by the terms of such judgment; or

                 (i) Any Credit Document shall cease, for any reason, to be in full force and effect or any Credit Party or any of its Subsidiaries shall so assert in writing, or any Pledge Agreement, Security Agreement or any Mortgage recorded in accordance with subsection 7.9 shall cease to be effective to grant a perfected Lien on the collateral described therein with the priority purported to be created thereby (other than as a result of any action or inaction on the part of the Collateral Agent or the Lenders), subject to such exceptions as may be permitted therein, and in the case of any Security Agreement or the Mortgages such condition shall continue unremedied for 30 days after notice thereof to the Company by the Collateral Agent or any Lender; or

                 (j)  There shall have occurred a Change of Control; or

                 (k) (i) There shall have occurred any amendment, supplement or other modification of the Subordinated Debt or the documents governing such Subordinated Debt, which in any such case shall not have been consented to in advance in writing by the Collateral Agent and the Required Lenders, except (A) as otherwise expressly permitted by subsection 8.13 or (B) to the extent such amendment, supplement or modification gives effect to any retirement or redemption of Subordinated Debt expressly permitted by this Agreement or (ii) the subordination provisions of any document governing any Subordinated Debt shall cease, for any reason, to be valid or any Credit Party or any of its Subsidiaries shall so assert in writing;

then, and in any such event, (a) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Company, automatically (i) the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (ii) all obligations of the Company in respect of the Letters of Credit, although contingent and unmatured, shall become immediately due and payable and the Issuing Lender's obligations to issue the Letters of Credit shall immediately terminate and (b) if such event is any other Event of Default, so long as any such Event of Default shall be continuing, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Commitments and the Issuing Lender's obligations to issue the Letters of Credit to be terminated forthwith, whereupon the Commitments and such obligations shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice of default to the Company, (A) declare all or a portion of the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable, and (B) declare all or a portion of the obligations of the Company in respect of the Letters of Credit, although contingent and unmatured, to be due and payable forthwith, whereupon the same shall immediately become due and payable and/or demand that the Company discharge any or all of the obligations supported by the Letters of Credit by paying or prepaying any amount due or to become due in respect of such obligations. All payments under this Section 9 on account of undrawn Letters of Credit shall be made by the Company directly to a cash collateral account established by the Administrative Agent for such purpose for application to the Company's reimbursement obligations under subsection 3.8 as drafts are presented under the Letters of Credit, with the balance, if any, to be applied to the Company's obligations under this Agreement and the Notes as the Administrative Agent shall determine with the approval of the Required Lenders. Except as expressly provided above in this Section 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


             SECTION 10. THE ADMINISTRATIVE AGENT; THE COLLATERAL AGENT; THE ISSUING LENDER

                 10.1 Appointment. Each Lender hereby irrevocably designates and appoints Chase as the Administrative Agent and CIT as the Collateral Agent under this Agreement and irrevocably authorizes Chase as Administrative Agent and CIT as Collateral Agent for such Lender, to take such action on its behalf under the provisions of the Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms of the Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Credit Documents or otherwise exist against the Administrative Agent or the Collateral Agent.

                 10.2 Delegation of Duties. Each of the Administrative Agent and the Collateral Agent may execute any of its duties under this Agreement and each of the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care, except as otherwise provided in subsection 10.3.

                 10.3 Exculpatory Provisions. None of the Administrative Agent, the Collateral Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in the Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with the Credit Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Credit Documents or for any failure of any Credit Party to perform its obligations thereunder. Neither the Administrative Agent nor the Collateral Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Credit Document or to inspect the properties, books or records of any Credit Party.

                 10.4 Reliance by Administrative Agent and the Collateral Agent. The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, the writings maintained in the Register, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. Each of the Administrative Agent and the Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent or the Collateral Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Credit Document in accordance with a request of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

                 10.5 Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or the Collateral Agent, as the case may be, has received written notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent or the Collateral Agent receives such a notice, the Administrative Agent or the Collateral Agent, as the case may be, shall promptly give notice thereof to the Lenders. The Administrative Agent or the Collateral Agent, as the case may be, shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent or the Collateral Agent shall have received such directions, each of the Administrative Agent and the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                 10.6 Non-Reliance on Administrative Agent, the Collateral Agent and Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent, the Collateral Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent, the Collateral Agent or any such Person hereinafter taken, including any review of the affairs of the Credit Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Collateral Agent to any Lender. Each Lender represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent or the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Holdings, the Company and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Holdings, the Company and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Collateral Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Credit Parties which may come into the possession of the Administrative Agent or the Collateral Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                 10.7 Indemnification. The Lenders agree to indemnify each of the Administrative Agent and the Collateral Agent in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to the respective amounts of their respective Commitments (or, to the extent such Commitments have been terminated, according to the respective outstanding principal amounts of the Loans and the L/C Obligations and the respective obligations, whether as Issuing Lender or a Participating Lender, under the Letter of Credit), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent in any way relating to or arising out of the Credit Documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent or the Collateral Agent's gross negligence or willful misconduct. The agreements in this subsection 10.7 shall survive the payment of the Notes and all other amounts payable hereunder.

                 10.8 The Administrative Agent and the Collateral Agent in their Individual Capacities. Each of the Administrative Agent and the Collateral Agent and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Holdings, the Company and its Subsidiaries as though the Administrative Agent and the Collateral Agent were not the Administrative Agent and the Collateral Agent, as the case may be, hereunder. With respect to its Loans made or renewed by it and any Note issued to it, each of the Administrative Agent and the Collateral Agent shall have the same rights and powers, duties and liabilities under the Credit Documents as any Lender and may exercise the same as though it were not the Administrative Agent or the Collateral Agent, as the case may be, and the terms "Lender" and "Lenders" shall include the Administrative Agent and the Collateral Agent in their individual capacities.

                 10.9 Successor Agent. Each of the Administrative Agent and the Collateral Agent may resign as Administrative Agent or the Collateral Agent, as the case may be, upon 30 days' notice to the Lenders. If the Administrative Agent or the Collateral Agent shall resign as Administrative Agent or Collateral Agent under the Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall, so long as no Event of Default has occurred and is continuing, be approved by the Company, which shall not unreasonably withhold its approval, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent or the Collateral Agent, as the case may be, and the term "Administrative Agent" or the term "Collateral Agent", as the case may be, shall mean such successor agent effective upon its appointment, and the former Administrative Agent's or Collateral Agent's rights, powers and duties as Administrative Agent or Collateral Agent, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Collateral Agent, as the case may be, or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's or Collateral Agent's resignation hereunder as Administrative Agent or Collateral Agent, as the case may be, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent, as the case may be, under the Credit Documents.

                 10.10 Issuing Lender as Issuer of Letters of Credit. Each Lender which is a holder of a Revolving Credit Commitment (collectively "Revolving Credit Lenders") hereby acknowledges that the provisions of this
Section 10 shall apply to the Issuing Lender, in its capacity as issuer of the Letters of Credit, in the same manner as such provisions are expressly stated to apply to the Administrative Agent, except that obligations to indemnify the Issuing Lender shall be ratable among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments (or, if the Revolving Credit Commitments have been terminated, the outstanding principal amount of their respective Revolving Credit Loans and L/C Obligations and their respective participating interests in the outstanding Letters of Credit).


                 SECTION 11.  MISCELLANEOUS

                 11.1 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, no Credit Document nor any terms thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this subsection 11.1. With the written consent of the Required Lenders, the Administrative Agent, the Collateral Agent and the respective Credit Parties or their Subsidiaries may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to any Credit Document to which they are parties or changing in any manner the rights of the Lenders or of any such Credit Party or its Subsidiaries thereunder or waiving, on such terms and conditions as the Administrative Agent or the Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of any such Credit Document or any Default or Event of Default and its consequences; provided, however, that:

                 (a) no such waiver and no such amendment, supplement or modification shall release collateral not required or permitted by any Credit Document to be released and which, in the aggregate with all other collateral released pursuant to this clause (a) (other than collateral released pursuant to the proviso to this clause (a)) during the calendar year in which such proposed release would be effected and the immediately preceding calendar year, has fair market value on the proposed date of release in excess of 20% of the fair market value of all collateral on such date without the written consent of the Supermajority Lenders; provided that, notwithstanding the foregoing, this clause (a) shall not be applicable to and no consent shall be required for (i) releases of collateral in connection with any Asset Sales permitted by subsection 8.5 as in effect on the Closing Date or
         (ii) releases of collateral in accordance with subsection 11.11;

                 (b) no such waiver and no such amendment, supplement or modification shall extend the final maturity date of any Note or the scheduled payment date of any installment of any Loan, or reduce the rate or extend the time of payment of interest thereon, or change the method of calculating interest thereon, or reduce any fee payable to the Lenders hereunder, or reduce the principal amount thereof, or change the amount of any Lender's Commitment or Commitment Percentage, or amend, modify or waive any provision of subsection 4.9(b) or this subsection 11.1 or reduce the percentage specified in the definition of Required Lenders or reduce the percentage specified in the definition of Supermajority Lenders or reduce the percentage specified in the definition of Section 4.4 Lenders or consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document, in each case, without the prior written consent of each Lender directly affected thereby;

                 (c) no such waiver and no such amendment, supplement or modification affecting the then Administrative Agent, Collateral Agent or Issuing Lender shall amend, modify or waive any provision of
         Section 10 without the written consent of such Administrative Agent, Collateral Agent or Issuing Lender;

                 (d) without the consent of the Lenders which are holders of the Revolving Credit Loans only, the Lenders which are holders of all the Term Loans may amend this Agreement and the Term Loan Notes to extend the maturities of the installments of the Term Loans; and without the consent of the Lenders which are holders of the Term Loans, all the Revolving Credit Lenders may amend this Agreement and the Revolving Credit Notes to extend the Revolving Credit Termination Date; and

                 (e) no such waiver, and no such amendment, supplement or modification shall amend, modify or waive (i) the Section 4.4 Lenders' ability to act pursuant to subsection 4.4(b)(i), (ii) or (iii) without the written consent of the Section 4.4 Lenders or (ii) the order of application of prepayments specified in subsection 4.4(a) or 4.4(b)(iv) without the written consent of the holders of at least 80% of the sum of (i) the aggregate unpaid principal amount of the Term Loans, if any, and (ii) the Revolving Credit Commitments or, if the Revolving Credit Commitments are terminated, the aggregate unpaid principal amount of the Revolving Credit Loans (the Term Loans and the Revolving Credit Commitments of any Non-Funding Lender to be disregarded in determining such percentage at any time).

Any such waiver and any such amendment, supplement or modification described in this subsection 11.1 shall apply equally to each of the Lenders and shall be binding upon each Credit Party and its Subsidiaries, the Lenders, the Administrative Agent, the Collateral Agent and Issuing Lender and all future holders of the Notes and the Loans. Any extension of a Letter of Credit by the Issuing Lender shall be treated hereunder as a new Letter of Credit. In the case of any waiver, the Credit Parties, the Lenders, the Administrative Agent, the Collateral Agent and Issuing Lender shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                 11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or telex, if one is listed), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when sent, confirmation of receipt received, or, in the case of telex notice, when sent, answerback received, addressed as follows in the case of the Company, the Administrative Agent, the Collateral Agent and as set forth in Schedule I-B in the case of any Lender, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

                 The Company:     Primeco Inc.
                                  16225 Park Ten Place, Suite 200
                                  Houston, Texas  77084
                                  Attention:  Chief Financial Officer
                                  Telecopy:  (713) 647-5135

              With a copy to:     Gibson, Dunn & Crutcher LLP
                                  200 Park Avenue
                                  New York, New York  10166
                                  Attention:  Charles K. Marquis, Esq.
                                  Telex:  177920 GIBTRASK NYK
                                  Telecopy:  (212) 949-7606

    The Administrative Agent:     The Chase Manhattan Bank
                                  270 Park Avenue
                                  New York, New York  10017
                                  Attention:  William J. Caggiano
                                  Telecopy:  (212) 270-1063

              With a copy to:     Chase Agency Services Group
                                  140 East 45th Street, 29th Floor
                                  New York, New York  10017
                                  Attention:  Janet M. Belden
                                  Telecopy:  (212) 622-0002

        The Collateral Agent:     The CIT Group/Business Credit, Inc.
                                  1211 Avenue of the Americas - 22nd Floor
                                  New York, New York  10036
                                  Attention:  Edward Jesser
                                  Telecopy:  (212) 536-1295


provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsections 3.4, 3.5, 4.1, 4.2, 4.3 and 4.4 shall not be effective until received and provided that the failure to provide the copies of notices to the Company provided for in this subsection 11.2 shall not result in any liability to the Administrative Agent or the Collateral Agent.

                 11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                 11.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Letters of Credit and the Notes.

                 11.5 Payment of Expenses and Taxes. The Company agrees (a) to pay or reimburse each of the Administrative Agent and the Collateral Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, the Credit Documents and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of one counsel to the Administrative Agent and the Collateral Agent, (b) to pay or reimburse each Lender, the Administrative Agent and the Collateral Agent for all their costs and expenses incurred in connection with, and to pay, indemnify, and hold the Administrative Agent, the Collateral Agent and each Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in connection with, the enforcement or preservation of any rights under any Credit Document and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Administrative Agent, the Collateral Agent and each Lender incurred in connection with the foregoing and in connection with advising the Administrative Agent and the Collateral Agent with respect to its rights and responsibilities under this Agreement and the documentation relating thereto,
(c) to pay, indemnify, and to hold the Administrative Agent, the Collateral Agent and each Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes (other than withholding taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Credit Document and any such other documents, and (d) to pay, indemnify, and hold the Administrative Agent, the Collateral Agent and each Lender and their respective Affiliates, officers and directors harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) which may be incurred by or asserted against the Administrative Agent, the Collateral Agent or the Lenders or such Affiliates, officers or directors (x) arising out of or in connection with any investigation, litigation or proceeding related to this Agreement, the other Credit Documents, the proceeds of the Loans or the Subordinated Debt and the transactions contemplated by or in respect of such use of proceeds, or any of the other transactions contemplated hereby, whether or not the Administrative Agent, the Collateral Agent or any of the Lenders or such Affiliates, officers or directors is a party thereto, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company, any of its Subsidiaries or any of the facilities and properties owned, leased or operated by the Company or any of its Subsidiaries, or (y) without limiting the generality of the foregoing, by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make payments under, Letters of Credit (it being agreed that nothing in this subsection 11.5(d)(y) is intended to limit the Company's obligations pursuant to subsection 3.8) (all the foregoing, collectively, the "indemnified liabilities"), provided that the Company shall have no obligation hereunder with respect to indemnified liabilities of the Administrative Agent, the Collateral Agent or any Lender or any of their respective Affiliates, officers and directors arising from (i) the gross negligence or willful misconduct of such Administrative Agent, Collateral Agent or Lender or their respective directors or officers or (ii) legal proceedings commenced against the Administrative Agent, the Collateral Agent or a Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such or (iii) legal proceedings commenced against the Administrative Agent, the Collateral Agent or any such Lender by any Transferee (as defined in subsection 11.6). The agreements in this subsection 11.5 shall survive repayment of the Loans and all other amounts payable hereunder.

                 11.6  Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lenders, the Administrative Agent, the Collateral Agent, all future holders of the Notes and the Loans, and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                 (b) Any Lender may, in the ordinary course of its commercial banking or lending business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any participating interest in the Letters of Credit of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and Holdings, the Company, the Administrative Agent and the Collateral Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Company agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; provided, that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in subsection 11.7. The Company also agrees that each Participant shall be entitled to the benefits of subsections 3.10, 4.11 and 4.12 with respect to its participation in the Letters of Credit and in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Each Lender agrees that the participation agreement pursuant to which any Participant acquires its participating interest (or any other document) may afford voting rights to such

Participant, or any right to instruct such Lender with respect to voting hereunder, only with respect to matters requiring the consent of either all of the Lenders hereunder or all of the Lenders holding the relevant Term Loans or Revolving Credit Commitments subject to such participation.

                 (c) Subject to paragraph (g) of this subsection 11.6, any Lender may, in the ordinary course of its commercial banking or lending business and in accordance with applicable law, (i) at any time and from time to time assign all or any part of its rights and obligations under this Agreement and the Notes to any Lender or any Affiliate thereof, provided that, in the event of a sale of less than all of such rights and obligations, such assigning Lender after any such sale to any other Lender or any Affiliate of such Lender shall retain Commitments and/or Loans and/or L/C Participating Interests aggregating at least $5,000,000 (or such lesser amount as the Administrative Agent may determine), and, (ii) with the consent of the Company and the Administrative Agent (which in each case shall not be unreasonably withheld or delayed) at any time and from time to time assign to one or more additional banks, mutual funds or financial institutions or entities (each, an "Assignee"), all or any part of its rights and obligations under this Agreement and the Notes, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Company and the Administrative Agent), and delivered to the Administrative Agent for its acceptance and recording in the Register (as defined below); provided that (A) each such sale pursuant to clause (ii) of this subsection 11.6(c) shall be in a principal amount of $5,000,000 or more unless the Assigning Lender is transferring all of its rights and obligations and (B) in the event of a sale of less than all of such rights and obligations, such Lender after any such sale shall retain Commitments and/or Loans and/or L/C Participating Interests aggregating at least $5,000,000. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and
(y) the assigning Lender thereunder shall, to the extent of the interest transferred, as reflected in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of a Assignment and Acceptance covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto).

                 (d) The Administrative Agent, which for purposes of this subsection 11.6(d) only shall be deemed the agent of the Company, shall maintain at the address of the Administrative Agent referred to in subsection
11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Company, the Administrative Agent and the Collateral Agent), together with payment to the Administrative Agent of a registration and processing fee of $4,000 if the Assignee is not a Lender prior to the execution of such supplement and $1,000 otherwise, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders, the Collateral Agent and the Company. On or prior to such effective date, the Company at its own expense, shall execute and deliver to the Administrative Agent (in exchange for any or all of the Term Loan Note, or Revolving Credit Notes of the assigning Lender, if any ) new Term Loan Note, or Revolving Credit Notes, as the case may be, to the order of such Assignee (if requested by such Assignee) in an amount equal to the Revolving Credit Commitment or the Term Loans, as the case may be, assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment or any Term Loans hereunder, new Term Loan Note, or Revolving Credit Notes, as the case may be, to the order of the assigning Lender in an amount equal to the Commitment or such Term Loans, as the case may be, retained by it hereunder (if requested). Such new Notes shall be dated the Effective Date and shall otherwise be in the form of the Notes replaced thereby.

                 (f) The Lenders agree that they will use reasonable efforts to protect the confidentiality of any confidential information concerning Holdings, the Company and its Subsidiaries and Affiliates. Notwithstanding the foregoing, the Company authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning Holdings, the Company and its Subsidiaries and Affiliates which has been delivered to such Lender by or on behalf of Holdings or the Company pursuant to this Agreement or which has been delivered to such Lender by or on behalf of Holdings, or the Company in connection with such Lender's credit evaluation of Holdings, the Company and its Subsidiaries and Affiliates prior to becoming a party to this Agreement; provided that each Lender shall cause its respective prospective Transferee to agree in writing to protect the confidentiality of any confidential information concerning Holdings, the Company and its Subsidiaries and Affiliates.

                 (g) If, pursuant to this subsection 11.6, any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer either (1) in the case of a Transferee that is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent, the Collateral Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Collateral Agent, the Company or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans or L/C Participating Interests, (ii) to furnish to the transferor Lender (and, in the case of any Transferee registered in the Register, the Administrative Agent, the Collateral Agent and the Company) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Administrative Agent, the Collateral Agent and the Company) to provide the transferor Lender (and, in the case of any Transferee registered in the Register, the Administrative Agent, the Collateral Agent and the Company) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption or (2) in the case of any Transferee that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent, the Collateral Agent and the Company) that it is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code, (ii) to furnish to the transferor Lender (and, in the case of any Transferee registered in the Register, to the Company), with a copy to the Administrative Agent, (A) a Subsection 4.11(d)(2) Certificate and (B) two (2) accurate and complete original signed copies of Internal Revenue Service form W-8, certifying to such Transferee's legal entitlement on the date of the effectiveness of such transfer to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to all payments to be made under this Agreement, and (iii) to agree (for the benefit of the transferor Lender, the Administrative Agent, the Collateral Agent and the Company), to the extent legally entitled to do so, upon reasonable request by the transferor Lender (or, in the case of any Transferee registered in the Register, the Administrative Agent, the Collateral Agent or the Company), to provide to the transferor Lender, the Administrative Agent, the Collateral Agent and the Company such other forms as may be required in order to establish the legal entitlement of such Transferee to an exemption from withholding tax with respect to payments under this Agreement.

                 (h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                 11.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of any of its Loans or L/C Participating Interests, as the case may be, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (f) of Section 9, or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Loans or L/C Participating Interests, as the case may be, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans or L/C Participating Interests, as the case may be, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Lender so purchasing a portion of another Lender's Loans and/or L/C Participating Interests may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. The Administrative Agent shall promptly give the Company notice of any set-off, provided that the failure to give such notice shall not affect the validity of such set-off.

                 (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon the filing of a petition under any of the provisions of the federal bankruptcy code or amendments thereto, by or against; the making of an assignment for the benefit of creditors by; the application for the appointment, or the appointment, of any receiver of, or of any substantial portion of the property of; the issuance of any execution against any substantial portion of the property of; the issuance of a subpoena or order, in supplementary proceedings, against or with respect to any substantial portion of the property of; or the issuance of a warrant of attachment against any substantial portion of the property of; the Company to set-off and apply against any indebtedness, whether matured or unmatured, of the Company to such Lender, any amount owing from such Lender to the Company, at or at any time after, the happening of any of the above mentioned events, and as security for such indebtedness, the Company hereby grants to each Lender a continuing security interest in any and all deposits, accounts or moneys of the Company then or thereafter maintained with such Lender, subject in each case to subsection 11.7(a) of this Agreement. The aforesaid right of set-off may be exercised by such Lender against the Company or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Company, or against anyone else claiming through or against the Company or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition; assignment for the benefit of creditors; appointment or application for the appointment of a receiver; or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                 11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent. This Agreement shall become effective with respect to the Company, the Administrative Agent, the Collateral Agent and the Lenders when the Administrative Agent shall have received copies of this Agreement executed by the Company, the Collateral Agent and the Lenders, or, in the case of any Lender, shall have received telephonic confirmation from such Lender stating that such Lender has executed counterparts of this Agreement or the signature pages hereto and sent the same to the Administrative Agent.

                 11.9 Governing Law; No Third Party Rights. This Agreement and the Notes and the rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and, except as set forth in subsection 11.6, no other Persons shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

                 11.10 Submission to Jurisdiction; Waivers. (a) Each party to this Agreement hereby irrevocably and unconditionally:

                    (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any of the other Credit Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                    (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                   (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in subsection 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

                    (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                 (b) Each party hereto unconditionally waives trial by jury in any legal action or proceeding referred to in paragraph (a) above and any counterclaim therein.

                 11.11 Releases. The Administrative Agent, the Collateral Agent and the Lenders agree to cooperate with the Company and its Subsidiaries with respect to any sale or other disposition permitted by subsection 8.5 and promptly take such action and execute and deliver such instruments and documents necessary to release the liens and security interests created by the Security Documents relating to any of the assets or property affected by any such sale permitted by subsection 8.5 including, without limitation, any necessary release or satisfaction of a Mortgage in properly recordable form and any Uniform Commercial Code amendment, release or termination or partial release or termination statements.

                 11.12 Interest. Each provision in this Agreement and each other Credit Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, by the Company for the use, forbearance or detention of the money to be loaned under this Agreement or any other Credit Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Credit Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the highest lawful rate permitted by applicable law (the "Highest Lawful Rate"), and all amounts owed under this Agreement and each other Credit Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such Credit Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Notwithstanding any provision in this Agreement or any other Credit Document to the contrary, if the maturity of the Loans or the obligations in respect of the other Credit Documents are accelerated for any reason, or in the event of any prepayment of all or any portion of the Loans or the obligations in respect of the other Credit Documents by the Company or in any other event, earned interest on the Loans and such other obligations of the Company may never exceed the Highest Lawful Rate, and any unearned interest otherwise payable on the Loans or the obligations in respect of the other Credit Documents that is in excess of the Highest Lawful Rate shall be cancelled automatically as of the date of such acceleration or prepayment or other such event and (if theretofore paid) shall, at the option of the holder of the Loans or such other obligations, be either refunded to the Company or credited on the principal of the Loans. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Company and the Lenders shall, to the maximum extent permitted by applicable law, amortize, prorate, allocate and spread, in equal parts during the period of the actual term of this Agreement, all interest at any time contracted for, charged, received or reserved in connection with this Agreement.

                 11.13 Special Indemnification. Notwithstanding any provision in this Agreement to the contrary, (A) each Lender, or Transferee of any Lender pursuant to subsection 11.6(g) of this Agreement, shall indemnify the Company, the Administrative Agent and the Collateral Agent, and hold each of them harmless against any and all payments, expenses or taxes which the Company, the Administrative Agent or the Collateral Agent may become subject to or obligated to pay if and to the extent that, (i) on the Effective Date or the effective date of transfer, as the case may be, such Lender, or such Transferee of a Lender pursuant to subsection 11.6(g) of this Agreement, (a) makes the representation and covenants set forth in subsection 4.11(d)(2) of this Agreement, or, in the case of a Transferee, pursuant to subsection 11.6(g)(2) of this Agreement and the Assignment and Acceptance and (b) is not in fact also qualified to make the representation and covenants set forth in subsection 4.11(d)(1) of this Agreement or, in the case of a Transferee, pursuant to subsection 11.6(g)(1) of this Agreement and the Assignment and Acceptance and
(ii) as a result of any Change in Law or compliance by such Lender, or Transferee, with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority the Company, the Administrative Agent or the Collateral Agent are required to make any additional payments on account of U.S. withholding taxes and amounts related thereto with respect to any payments under this Agreement, any Note, or a Eurodollar Loan, made prior to such Change in Law or request or directive, none of which payments would have been required if such Lender, or Transferee, was qualified on the Effective Date or the date of the transfer, as the case may be, to make the representation and covenants set forth in subsection 4.11(d)(1) of this Agreement or pursuant to subsection 11.6(g)(1) of this Agreement and the Assignment and Acceptance, as the case may be, and (B) each Lender, or Transferee, agrees that to the extent any amount payable by such Lender or Transferee pursuant to this subsection 11.13 remains unpaid on any Interest Payment Date or the date on which any prepayment is made, the Company shall have the right to set-off against any payment due to such Lender or Transferee on such date any amounts owing to the Company pursuant to this subsection 11.13.

                 11.14 Permitted Payments and Transactions. Notwithstanding any provision to the contrary contained in this Agreement, the Company and its Subsidiaries shall be permitted to pay fees and expenses pursuant to or in respect of, the following agreements, and, in the case of clauses (c) and (d) below, to engage in the following transactions: (a) agreements with any Person or Persons providing for the payment of customary fees in connection with serving as a director of the Company or any Subsidiary of the Company; (b) agreements providing for the payment of commercially reasonable fees in connection with any permitted financing, refinancing, sale, transfer, sale and leaseback or other permitted disposition of any assets of the Company or its Subsidiaries; (c) the borrowing of any Indebtedness to the extent, and upon the terms and conditions, the same is expressly permitted under subsection 8.1; (d) retiring all of the shares of its preferred stock which were held by Holdings and contributed to the Company in connection with the IPO; and (e) agreements providing for commercially reasonable fees in connection with any permitted purchase or acquisition of stock or assets by the Company or any of its Subsidiaries.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                  PRIMECO INC.


                                  By:
                                     ----------------------------------
                                     Title:


                                  THE CHASE MANHATTAN BANK, as
                                    Administrative Agent,
                                    Issuing Lender and a Lender


                                  By:
                                     ----------------------------------
                                     Title:


                                  THE CIT GROUP/BUSINESS CREDIT, INC.,
                                    as Collateral Agent and a Lender


                                  By:
                                     ----------------------------------
                                     Title:


                                  BANKERS TRUST COMPANY


                                  By:
                                     ----------------------------------
                                     Title:

                                  BANQUE PARIBAS


                                  By:
                                     ----------------------------------
                                     Title:


                                  By:
                                     ----------------------------------
                                     Title:

                                  FIRST UNION NATIONAL BANK OF  NORTH CAROLINA


                                  By:
                                     ----------------------------------
                                     Title:


                                  By:
                                     ----------------------------------
                                     Title:

                                  FLEET BANK, N.A.


                                  By:
                                     ----------------------------------
                                     Title:

                                  THE LONG-TERM CREDIT BANK OF
                                  JAPAN,  LIMITED, NEW YORK BRANCH


                                  By:
                                     ----------------------------------
                                     Title:

                                  BANK OF TOKYO MITSUBISHI TRUST
                                  COMPANY


                                  By:
                                     ----------------------------------
                                     Title:

                                  THE FIRST NATIONAL BANK OF BOSTON


                                  By:
                                     ----------------------------------
                                     Title:

                                  HELLER FINANCIAL, INC.


                                  By:
                                     ----------------------------------
                                     Title:

                                  THE SUMITOMO BANK, LIMITED


                                  By:
                                     ----------------------------------
                                     Title:


                                  By:
                                     ----------------------------------
                                     Title:

                                  MERRILL LYNCH SENIOR FLOATING
                                  RATE FUND, INC.


                                  By:
                                     ----------------------------------
                                     Title:

                                  RESTRUCTURED OBLIGATIONS BACKED
                                  BY SENIOR ASSETS B.V.


                                  By its Managing Director

                                  ABN TRUSTCOMPANY (NEDERLAND)
                                  B.V.


                                  By:
                                     ----------------------------------
                                     Title:



                                  By:
                                     ----------------------------------
                                     Title:

                                  VAN KAMPEN AMERICAN CAPITAL
                                  PRIME RATE INCOME TRUST


                                  By:
                                     ----------------------------------
                                     Title:

                                  CRESCENT/MACH I PARTNERS, L.P.

                                  By:TCW ASSET MANAGEMENT COMPANY

                                  Its Investment Manager

                                  By:
                                     ----------------------------------
                                     Title:

                                                                      SCHEDULE I


                         LIST OF ADDRESSES FOR NOTICES;
                               COMMITMENT AMOUNTS


THE CHASE MANHATTAN BANK

         270 Park Avenue
         New York, New York 10017
         Attn:  David Mallett
         Telecopy:  (212) 270-1063

                 Commitment Amounts:
                 ------------------
                 Revolving Credit Commitment:               $22,500,000
                 Term Loan Commitment:                      $44,210,000

                 Commitment Percentage:
                 ---------------------
                 Revolving Credit                              12.85714%
                 Term Loan                                     35.79757%


BANKERS TRUST COMPANY

         130 Liberty Street
         New York, New York
         Attn:  Gina Thompson
         Telecopy:  (212) 250-7200

                 Commitment Amount:
                 -----------------
                 Revolving Credit Commitment:               $20,000,000

                 Commitment Percentage:
                 ---------------------
                 Revolving Credit                              11.42857%

THE CIT GROUP/BUSINESS CREDIT, INC.

         1211 Avenue of the Americas
         22nd Floor
         New York, New York 10036
         Attn:  Edward Jesser
         Telecopy:  (212) 536-1295

                 Commitment Amount:
                 -----------------
                 Revolving Credit Commitment:               $20,000,000

                 Commitment Percentage:
                 ---------------------
                 Revolving Credit                              11.42857%


BANQUE PARIBAS

         787 Seventh Avenue
         32nd Floor
         New York, New York 10019
         Attn:  Thomas Liu
         Telecopy:  (212) 841-2363

                 Commitment Amount:
                 -----------------
                 Revolving Credit Commitment:               $15,000,000

                 Commitment Percentage:
                 ---------------------
                 Revolving Credit                               8.57143%


FIRST UNION NATIONAL BANK OF NORTH CAROLINA

         Capital Markets Group - Corporate Finance Division
         One First Union Center
         301 South College Street, TW-18
         Charlotte, NC  28288-0737
         Attn:  Ed Ross
         Telecopy:  (704) 374-3300

                 Commitment Amount:
                 -----------------
                 Revolving Credit Commitment:               $15,000,000

                 Commitment Percentage:
                 ---------------------
                 Revolving Credit                               8.57143%

FLEET BANK, N.A.

         56 East 42nd Street
         New York, New York  10017
         Attn:  Alexander Sade
         Telecopy:  (212) 907-5614

                 Commitment Amount:
                 -----------------
                 Revolving Credit Commitment:               $15,000,000

                 Commitment Percentage:
                 ---------------------
                 Revolving Credit                               8.57143%


THE LONG-TERM CREDIT BANK OF JAPAN,
 LIMITED, NEW YORK BRANCH

         165 Broadway
         New York, New York 10006
         Attn:  Koji Sasayama
         Telecopy:  (212) 608-2371

                 Commitment Amount:
                 -----------------
                 Revolving Credit Commitment:               $15,000,000

                 Commitment Percentage:
                 ---------------------
                 Revolving Credit                               8.57143%



BANK OF TOKYO MITSUBISHI TRUST COMPANY

         1251 Avenue of the Americas
         New York, New York  10116-3139
         Attn:  John Skrobe
         Telecopy:  (212) 782-4981

                 Commitment Amount:
                 -----------------
                 Revolving Credit Commitment:               $15,000,000

                 Commitment Percentage:
                 ---------------------
                 Revolving Credit                               8.57143%

THE FIRST NATIONAL BANK OF BOSTON

         100 Federal Street
         Mail Stop 01-08-05
         Boston, MA 02110
         Attn:  Timothy Barnes
         Telecopy:  (617) 434-4929

                 Commitment Amount:
                 -----------------
                 Revolving Credit Commitment:               $12,500,000

                 Commitment Percentage:
                 ---------------------
                 Revolving Credit                               7.14286%


HELLER FINANCIAL, INC.

         101 Park Avenue
         New York, New York 10178
         Attn:  Tara Hopkins
         Telecopy:  (212) 880-2060

                 Commitment Amount:
                 -----------------
                 Revolving Credit Commitment:               $12,500,000

                 Commitment Percentage:
                 ---------------------
                 Revolving Credit                               7.14286%


THE SUMITOMO BANK, LIMITED

         Two Houston Center
         Houston, Texas  77010
         Attn:  Bruce Portillo
         Telecopy:  (713) 759-1419

                 Commitment Amount:
                 -----------------
                 Revolving Credit Commitment:               $12,500,000

                 Commitment Percentage:
                 ---------------------
                 Revolving Credit                               7.14286%

VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST

         One Parkview Plaza
         Oakbrook Terrace, Illinois  60181
         Attn:  Jeffrey Maillet
         Telecopy:  (708) 684-6740

                 Commitment Amount:
                 -----------------
                 Term Loan Commitment:                      $29,500,000

                 Commitment Percentage:
                 ---------------------
                 Term Loan                                     23.88664%


MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.

         800 Scudders Mill Road
         Area 2C
         Plainsboro, NJ  08536
         Attn:  Gil Marchand
         Telecopy:  (609) 282-3348

                 Commitment Amount:
                 -----------------
                 Term Loan Commitment:                      $25,000,000

                 Commitment Percentage:
                 ---------------------
                 Term Loan                                     20.24291%


RESTRUCTURED OBLIGATIONS BACKED BY SENIOR ASSETS B.V.

         State Street Bank and Trust Company
         Corporate Trust Department
         Boston, Massachusettes  02110
         Attn:  Mike Abril
         Telecopy:  (617) 664-5366

                 Commitment Amount:
                 -----------------
                 Term Loan Commitment:                      $17,290,000

                 Commitment Percentage:
                 ---------------------
                 Term Loan                                     14.00000%

CRESCENT/MACH I PARTNERS, L.P.

         200 Park Avenue
         New York, New York  10166-0228
         Attn:  Justin Driscoll
         Telecopy:  (212) 297-4159

                 Commitment Amount:
                 -----------------
                 Term Loan Commitment:                      $7,500,000

                 Commitment Percentage:
                 ---------------------
                 Term Loan                                     6.07287%